BLACKBERRY LIMITED Management Information Circular for the Annual and Special Meeting of Shareholders Monday, June 24, 2019

TABLE OF CONTENTS NOTICE TO UNITED STATES SHAREHOLDERS 1 CURRENCY 1 QUESTIONS AND ANSWERS ON VOTING RIGHTS AND SOLICITATION OF PROXIES 2 BUSINESS TO BE TRANSACTED AT THE MEETING 6 1. 1. Presentation of Financial Statements 6 2. 2. Election of Directors 6 3. 3. Re-appointment of Independent Auditors and Authorization of Directors to fix the Auditors’ Remuneration 15 4. 4. Approval of Unallocated Entitlements Under the Equity Incentive Plan 16 5. 5. Advisory Vote on Executive Compensation 18 EXECUTIVE COMPENSATION 19 DIRECTOR COMPENSATION 42 INDEBTEDNESS OF DIRECTORS AND OFFICERS 44 DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE 44 INDEMNIFICATION 44 INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON 44 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS 44 CORPORATE GOVERNANCE PRACTICES 58 ADDITIONAL INFORMATION 66 APPROVAL 66 Schedule A – Say On Pay Policy A-1 Schedule B – Mandate of the Board of Directors of BlackBerry Limited B-1 NOTICE TO UNITED STATES SHAREHOLDERS The solicitation of proxies by BlackBerry Limited (the “Company” or “BlackBerry”) is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and Regulation 14A thereunder, by virtue of an exemption applicable to proxy solicitations by “foreign private issuers” as defined in Rule 3b-4 under the U.S. Exchange Act. Accordingly, this management information circular (the “Management Information Circular”) has been prepared in accordance with the applicable disclosure requirements in Canada. Shareholders in the United States should be aware that such requirements are different than those of the United States applicable to proxy statements under the U.S. Exchange Act. CURRENCY In this Management Information Circular, unless otherwise specified herein, all references to dollar amounts are to U.S. dollars. Unless otherwise noted, all Canadian dollar amounts have been converted into U.S. dollars at the following Bank of Canada average exchange rates: Fiscal 2019: U.S. $1.00 = CDN $1.3081 Fiscal 2018: U.S. $1.00 = CDN $1.2880 Fiscal 2017: U.S. $1.00 = CDN $1.3111 Any amounts in Canadian dollars have been highlighted by the inclusion of the prefix “CDN” before a specified dollar amount. 1

This Management Information Circular is furnished in connection with the solicitation of proxies by management of the Company for use at the annual and special meeting of the shareholders of the Company to be held on Monday, June 24, 2019 at 10:00 a.m. (the “Meeting”) at the Main Hall, BlackBerry C, 2240 University Avenue East, Waterloo, Ontario N2K 0A9 and at any adjournment thereof for the purposes set forth in the enclosed notice of meeting (“Notice of Meeting”). A form of proxy or voting instruction form accompanies this Management Information Circular. Unless otherwise indicated, the information in this Management Information Circular is given as at May 6, 2019. QUESTIONS AND ANSWERS ON VOTING RIGHTS AND SOLICITATION OF PROXIES 1. Who is soliciting my proxy? Proxies are being solicited by management of the Company for use at the Meeting. Proxies will be solicited primarily by mail, but may also be solicited personally, by telephone, electronic mail or by facsimile by employees of the Company at nominal costs. Management may also retain one or more proxy solicitation firms to solicit proxies on its behalf by telephone, electronic mail or by facsimile. Management expects that the costs of retaining a proxy solicitation firm or firms would not exceed $50,000. The costs of solicitation by management will be borne by the Company. The Company may pay the reasonable costs incurred by persons who are the registered but not beneficial owners of common shares of the Company (“Common Shares”) such as brokers, dealers, other registrants under applicable securities laws, nominees or custodians, in sending or delivering copies of this Management Information Circular, the Notice of Meeting and form of proxy or voting instruction form to the beneficial owners of Common Shares. The Company will provide, without cost to such persons, upon request to the Corporate Secretary of the Company, additional copies of these documents required for this purpose. 2. How can I receive information about the Meeting? This year, the Company is again using the “notice-and-access” system adopted by the Canadian Securities Administrators for the delivery of proxy materials to registered and beneficial shareholders through the following website: www.envisionreports.com/BlackBerry2019. As a result, the Company mailed a notice about the website availability of the proxy materials to registered and beneficial shareholders, who have the ability to access the proxy materials on the above website and to request a paper copy of the proxy materials. Instructions on how to access the proxy materials through the above website or to request a paper copy are found in the notice. Those shareholders with existing instructions on their account to receive paper material will receive a paper copy of this Management Information Circular and the Company’s Annual Report on Form 40-F. The Company is not sending proxy-related materials directly to non-objecting beneficial owners of Common Shares, but will make delivery through intermediaries. The Company will pay for intermediaries to deliver proxy-related materials to both non-objecting and objecting beneficial owners of Common Shares. 3. On what items am I voting? You are being asked to vote on three items: (1) the election of directors to the Company’s board of directors (the “Board”); (2) the re-appointment of Ernst & Young LLP as the Company’s independent auditors and the authorization of the Board to fix the auditors’ remuneration; (3) an ordinary resolution to approve unallocated entitlements under the Company’s equity incentive plan (the “Equity Incentive Plan”); and (4) a non-binding advisory vote on the Company’s approach to executive compensation as described in this Management Information Circular. 2

4. Who is eligible to vote? Holders of Common Shares registered on the books of the Company at the close of business on May 6, 2019 (the “Record Date”) and their duly appointed representatives are eligible to vote at the Meeting. 5. How can I vote? If you are a registered shareholder, you may vote your Common Shares in person at the Meeting or you may sign the enclosed form of proxy appointing the persons named in the proxy or some other person or company you choose, who need not be a shareholder of the Company, to represent you as a proxyholder and vote your Common Shares. If your Common Shares are registered in the name of an intermediary, such as a bank, trust company, securities broker, trustee, custodian, or other nominee who holds your Common Shares on your behalf (an “Intermediary”), or in the name of a clearing agency in which your Intermediary is a participant, please see the answer to the question “How do I vote if my Common Shares are held in the name of an Intermediary?” 6. How do I vote my shares in person at the Meeting? If you are a registered shareholder and plan to attend the Meeting on June 24, 2019 and wish to vote your Common Shares in person, do not complete the enclosed form of proxy as you will be voting your Common Shares in person and your vote will be taken and counted at the Meeting. Please register with the Company’s transfer agent, Computershare Investor Services Inc. (the “Transfer Agent”), upon arrival at the Meeting. 7. What happens if I sign the enclosed form of proxy? Signing the enclosed form of proxy gives authority to John Chen, Executive Chair of the Board and Chief Executive Officer of the Company, or failing him, V. Prem Watsa, Lead Director of the Board, to vote your Common Shares at the Meeting in accordance with your instructions. You have the right to appoint a person or company (who need not be a shareholder of the Company), other than the persons designated in the enclosed form of proxy, to represent you at the Meeting. This right may be exercised by inserting the name of such person or company in the blank space provided in the proxy or by completing another proper form of proxy. 8. What should I do with my completed form of proxy? If you wish to be represented by proxy at the Meeting or any adjournment thereof you must, in all cases, deposit the completed proxy with Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 Attention: Proxy Department, on or before 10:00 a.m. (Eastern Daylight Time) on Thursday, June 20, 2019 or at least 48 hours, excluding Saturdays, Sundays and holidays, prior to any adjournment or postponement of the Meeting at which the proxy is to be used. A proxy should be executed by you or your attorney duly authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney thereof. 9. How will my shares be voted if I give my proxy? The Common Shares represented by proxies in favour of persons named therein will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if a shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the Common Shares represented by proxy will be voted accordingly. If a specification is not made with respect to any matter, the enclosed form of proxy confers discretionary authority and will be voted as follows: 1) FOR the election as directors of each of the individuals listed herein as proposed nominees; 2) FOR the re-appointment of Ernst & Young LLP as independent auditors of the Company and the authorization of the Board to fix the auditors’ remuneration; 3) FOR the resolution approving the unallocated entitlements under the Equity Incentive Plan, as described in this Management Information Circular; and 4) FOR the non-binding advisory resolution to accept the Company’s approach to executive compensation, as described in this Management Information Circular. 3

10. If I change my mind, can I revoke my proxy once I have given it? In addition to any other manner permitted by law, you may revoke a proxy before it is exercised by instrument in writing executed in the same manner as a proxy and deposited to either (i) the attention of the Corporate Secretary of the Company at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or (ii) with the Chair of the Meeting on the day of the Meeting or any adjournment thereof. 11. What if amendments are made to the matters identified in the Notice of Meeting or other business comes before the Meeting? The enclosed form of proxy confers discretionary authority upon the persons named therein to vote with respect to any amendments or variations to the matters identified in the Notice of Meeting and with respect to any other matters that may properly come before the Meeting in such manner as the persons named therein in their judgment may determine. At the date hereof, management of the Company knows of no such amendments, variations or other matters to come before the Meeting. 12. What constitutes a quorum at the Meeting? The presence of two shareholders or proxyholders entitled to cast votes representing at least 25% of the outstanding Common Shares will constitute a quorum at the Meeting or any adjournment of the Meeting. The Company’s list of shareholders as of the Record Date has been used to deliver to shareholders the Notice of Meeting and this Management Information Circular as well as to determine who is eligible to vote at the Meeting. 13. How many shares are entitled to vote? The authorized share capital of the Company consists of an unlimited number of Common Shares, Class A Shares and Preferred Shares. 547,893,826 Common Shares are issued and outstanding as of the Record Date, each of which carries the right to one vote on all matters that may come before the Meeting. No Class A Shares or Preferred Shares are currently issued and outstanding. 14. Who are the principal shareholders of the Company? To the knowledge of the directors and officers of the Company, no person or company beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of the Company, other than PRIMECAP Management Company (“Primecap”). According to public filings dated December 31, 2018, Primecap beneficially owned 72,898,793 Common Shares, representing approximately 13.3% of the outstanding Common Shares as of the Record Date, and had the sole power to vote or direct the vote of 45,302,343 of such shares, representing approximately 8.3% of the outstanding Common Shares as of the Record Date. 15. How do I vote if my Common Shares are held in the name of an Intermediary? The information set forth below is of significant importance to many shareholders of the Company, as a substantial number of shareholders do not hold their Common Shares in their own name, and thus are non-registered shareholders. Non-registered shareholders should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. Common Shares held by an Intermediary can only be voted by the Intermediary (for, withheld or against resolutions) upon the instructions of the non-registered shareholder. Without specific instructions, Intermediaries are prohibited from voting Common Shares. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of a notice about the website availability of the proxy materials and a request for voting instructions (the “Notice Package”) to the clearing agencies and Intermediaries for onward distribution to registered and non-registered shareholders. The Company will not send the Notice Package directly to non-registered shareholders. It will pay the reasonable costs incurred by Intermediaries to forward 4 the Notice Package to non-registered shareholders. Non-registered shareholders with existing instructions on their account to receive paper material will receive a paper copy of this Management Information Circular and the Company’s Annual Report on Form 40-F. Non-registered shareholders will be given, in substitution for the proxy sent to registered shareholders, a voting instruction form which, when properly completed and signed by the non-registered shareholder and returned to the Intermediary, will constitute voting instructions which the Intermediary must follow. If you are a non-registered shareholder, you should ensure that instructions respecting the voting of your Common Shares are communicated in a timely manner and in accordance with the instructions provided by your Intermediary. Applicable regulatory rules require Intermediaries to seek voting instructions from non-registered shareholders in advance of shareholders’ meetings. Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by non-registered shareholders in order to ensure that their Common Shares are voted at the Meeting. A non-registered shareholder who wishes to vote in person may attend the Meeting as proxyholder for the Intermediary and vote their non-registered shareholders’ Common Shares in that capacity. If you are a non- registered shareholder who wishes to attend the Meeting and vote your Common Shares, you should enter your own name in the blank space on the form of proxy provided to you by your Intermediary and return it to the Intermediary in accordance with the instructions provided by the Intermediary. 16. Is my vote confidential? Under normal conditions, confidentiality of voting is maintained by virtue of the fact that the Transfer Agent tabulates proxies and votes. However, such confidentiality may be lost as to any proxy or ballot if a question arises as to its validity or revocation or any other like matter. Loss of confidentiality may also occur if the Board decides that disclosure is in the interest of the Company or its shareholders. 17. What if I have other questions? If you have a question regarding the Meeting, please contact Computershare Investor Services Inc., as follows: By Mail: 100 University Avenue, 8th Floor, Toronto, ON M5J 2Y1 By Telephone: 1-800-564-6253 By Internet: investorcentre.com 5

BUSINESS TO BE TRANSACTED AT THE MEETING 1. Presentation of Financial Statements The audited consolidated financial statements of the Company for the fiscal year ended February 28, 2019 (“Fiscal 2019”), and the report of the auditors thereon, will be placed before the Meeting. These audited comparative consolidated financial statements, which are included in the Company’s Annual Report on Form 40-F, were mailed to the Company’s registered and beneficial shareholders who requested it. The Company’s Annual Report on Form 40- F is available on the Company’s website at www.blackberry.com and on the System for Electronic Document Analysis and Retrieval (SEDAR) in Canada at www.sedar.com and on the U.S. Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) system at www.sec.gov. 2. Election of Directors The Company’s articles of amalgamation provide for the Board to consist of a minimum of one and a maximum of fifteen directors. The number of directors to be elected at the Meeting has been fixed by the Board at eight. All of the proposed nominees are currently directors of the Company and have been directors since the dates indicated below. Each director elected at the Meeting will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed. Unless the shareholder directs that his or her Common Shares be otherwise voted or withheld from voting in connection with the election of any particular director or directors, the persons named in the enclosed form of proxy will vote FOR the election of each of the eight nominees whose names are set forth below. Management does not contemplate that any of the following nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy will have the right to vote for another nominee in their discretion. The following pages set out the names of the proposed nominees for election as directors together with, as applicable, their independence or non-independence under applicable securities laws and stock exchange rules, province or state and country of residence, age, year first elected or appointed as a director of the Company, present principal occupation, current membership on standing committees of the Board, record of attendance at meetings of the Board and its standing committees, directorships of other publicly-traded companies during the preceding five years, public company board interlocks and key areas of expertise. Also indicated for each person proposed as a director are the number and value on the Record Date of Common Shares beneficially owned, directly or indirectly, or over which control was exercised and the number of deferred share units (“DSUs”) credited to the person under the Company’s amended and restated deferred share unit plan for directors (the “DSU Plan”).1, 2 1 The value of Common Shares/DSUs as of the Record Date was calculated using the closing price of the Common Shares on the New York Stock Exchange (“NYSE”) on the Record Date, which was $9.16 per Common Share. 2 Directors who are also officers of the Company are not compensated for Board service and do not receive DSUs. Mr. Chen is the only director who is also an officer of the Company. The following tables reflect Common Share and DSU ownership or control only and do not reflect restricted share unit information for Mr. Chen, which is reported under “Executive Compensation – G. Summary Compensation Table and Disclosures” in this Management Information Circular. 6

John Chen, California, United States
(Non-Independent Director)



Mr. Chen, 63, has served as Executive Chair of the Board and Chief Executive Officer of the Company since November 2013. Prior to joining the Company, Mr. Chen was the Chief Executive Officer of Sybase Inc. from 1998 to 2012 and the Chairman of Sybase from 1998 to 2010. Prior to Sybase, Mr. Chen held executive positions at Siemens AG, Pyramid Technology Corp. and Burroughs Corp. He started his career as a design engineer with Unisys Corp. Mr. Chen has a bachelor's degree in electrical engineering from Brown University and a master's degree in electrical engineering from California Institute of Technology (Caltech). Mr. Chen holds several honorary degrees and has received awards and honors for his leadership in building U.S.-Asia relations. Mr. Chen was appointed to serve on the President's Export Council in 2005 and was appointed as co-chair of the Secure Borders and Open Doors Advisory Committee in 2006. He has also chaired the U.S-China Policy Advisory Roundtable for the Center for Strategic and International Studies. Mr. Chen is a trustee of Caltech and has also served as a Special Advisor to Silver Lake, a private investment firm.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock	
			Name of Issuer	Period of Service
Board	6/6	100%	Current Boards None	
Overall attendance	6/6	100%	Other Boards in Past 5 Years The Walt Disney Company Wells Fargo Board Interlock None	 2004 - 2019 2006 - 2018

Areas of Expertise

- Advanced Technology
- Executive Leadership
- International Business
- Public Company Governance

Securities Held

	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	6,270,923	N/A	6,270,923	$57,441,655

Annual Meeting Voting Results

Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2018	284,443,415	97.81%	6,382,513	2.19%

7

Michael A. Daniels, Colorado, United States
(Independent Director)



Mr. Daniels, 73, has served as a director of the Company since October 2014. Mr. Daniels currently serves on the board of directors of Mercury Systems, Inc. and CACI International Inc. and as Chairman of Two Six Labs, LLC. Mr. Daniels also currently serves as a director of the Northern Virginia Technology Council and the Virginia Chamber of Commerce. He also leads the National Advisory Board of the American Enterprise Institute Center for Internet, Communications and Technology Policy. Mr. Daniels previously held various senior management positions at Science Applications International Corporation ("SAIC") from 1986 to 2004. While at SAIC, Mr. Daniels identified and acquired Network Solutions, Inc. and served as Chairman from 1995 until 2000 when the company was acquired by VeriSign, Inc. Mr. Daniels was Chairman and CEO of Mobile 365, Inc. from 2005 until the sale of the company to Sybase Inc. in 2006. He then served as a director of Sybase from 2007 to 2010. He has also served as Chairman of GlobalLogic Inc., Invincea, Inc. and the Logistics Management Institute, and as a director of VeriSign, Inc., Apogen Technologies, Inc. and Telcordia Technologies, Inc.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock	
			Name of Issuer	Period of Service
Board	6/6	100%	Current Boards Mercury Systems, Inc. CACI International Inc.	 2010 - present 2013 - present
Compensation, Nomination and Governance Committee	4/4	100%		
Overall attendance	10/10	100%	Other Boards in Past 5 Years None Board Interlock None	

Areas of Expertise

- Advanced Technology
- Cybersecurity
- Executive Leadership
- Government Affairs
- Public Company Governance

Securities Held

	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	26,077	99,561	125,638	$1,150,844

Annual Meeting Voting Results

Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2018	288,552,425	99.22%	2,273,503	0.78%

8

Timothy Dattels, California, United States
(Independent Director)



Mr. Dattels, 60, has served as a director of the Company since July 2012. Mr. Dattels serves as the Managing Partner for TPG Asia based in Hong Kong and is a member of the firm's Executive Committee. Prior to joining TPG in 2004, Mr. Dattels served as a Partner and Managing Director of Goldman, Sachs & Co., where he advised several of Asia's leading entrepreneurs and governments as head of Investment Banking for all Asian countries outside of Japan from 1996 to 2000. In addition, he served on the firm's Management Committee in Asia. He received an MBA from Harvard Business School and a BA, with Honors, from the University of Western Ontario. Mr. Dattels serves or has served on the boards of directors of Parkway Holdings, Shangri-La Asia Ltd., Sing Tao News Corporation Ltd., Primedia, Inc., SFJazz, the Jackson Laboratory, and is a member of Northstar Equity Partners' investment committee.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock	
			Name of Issuer	Period of Service
Board	5/6	83%	Current Boards Shangri-La Asia Ltd.	2004 - present
Audit and Risk Management Committee	3/4	75%		
Overall attendance	8/10	80%	Other Boards in Past 5 Years None Board Interlock None	

Areas of Expertise

- Corporate Finance
- Executive Leadership
- International Business

Securities Held				
	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	132,421	132,421	$1,212,976

Annual Meeting Voting Results				
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2018	289,913,429	99.69%	912,499	0.31%

9

Richard Lynch, Pennsylvania, United States
(Independent Director)



Mr. Lynch, 70, has served as a director of the Company since February 2013. Mr. Lynch has a bachelor's and master's degrees in electrical engineering from Lowell Technological Institute (now University of Massachusetts) and post-graduate executive education from the Wharton School at the University of Pennsylvania and the Johnson School of Management at Cornell University. Mr. Lynch is President of FB Associates, LLC, which provides advisory and consulting services at the intersection of technology, marketing and business operations. Prior to his current role, Mr. Lynch served as Executive Vice-President & Chief Technology Officer of Verizon Communications and Verizon Wireless. He is a Life Fellow of The Institute of Electrical and Electronic Engineers and currently serves as Chairman of Ribbon Communications and as a director of VectoIQ Acquisition Corp., iconectiv and Cohere Technologies, Inc. Mr. Lynch was a director of Ruckus Wireless Inc. from 2012 to 2016 and has also served on a number of professional organizations including the GSM Association, the CDMA Development Group, the Federal Communications Commission Technical Advisory Committee and the Communications Security Reliability and Interoperability Council. Mr. Lynch has been honored with the President's Award by the Cellular Telecommunications and Internet Association and has also been inducted into the Wireless History Foundation's Hall of Fame.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock	
			Name of Issuer	Period of Service
Board	6/6	100%	Current Boards Ribbon Communications VectoIQ Acquisition Corp.	 2014 - present 2018 - present
Compensation, Nomination and Governance Committee	4/4	100%		
Overall attendance	10/10	100%	Other Boards in Past 5 Years Ruckus Wireless Inc. Board Interlock None	 2012 - 2016

Areas of Expertise

- Advanced Technology
- Executive Leadership
- Public Company Governance

Securities Held				
	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	129,453	129,453	$1,185,789

Annual Meeting Voting Results				
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2018	288,475,178	99.19%	2,350,750	0.81%

10

Laurie Smaldone Alsup, New Jersey, United States
(Independent Director)



Dr. Laurie Smaldone Alsup, 65, has served as a director of the Company since June 2015. She has a BA from Fordham College and an MD from Yale University, where she completed her residency in Internal Medicine and fellowship in Medical Oncology. Dr. Smaldone Alsup is Chief Scientific Officer and Chief Medical Officer of NDA Group AB, a leading drug development consulting company (which recently merged with PharmApprove, where Dr. Smaldone Alsup was President and Chief Scientific Officer). She was previously Chief Executive Officer of Phytomedics Inc., prior to which she held clinical and regulatory leadership roles at Bristol Myers Squibb, including Senior Vice President of Global Regulatory Science and Vice President of Corporate Strategy and Business Risk Management. Dr. Smaldone Alsup serves as a director of Theravance Biopharma, Inc. and served as a director of Kalobios Pharmaceuticals, Inc. She has also served with numerous professional and charitable organizations including the Cancer Institute of New Jersey, the Conference Board Strategic Risk Management Council and the McCarter Theatre in Princeton, New Jersey.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock	
			Name of Issuer	Period of Service
Board	5/6	83%	Current Boards Theravance Biopharma, Inc.	2018 - present
Audit and Risk Management Committee	4/4	100%		
Overall attendance	9/10	90%	Other Boards in Past 5 Years Kalobios Pharmaceuticals, Inc. Board Interlock None	2013 - 2015

Areas of Expertise

- Executive Leadership
- Regulatory Affairs
- Risk Management

Securities Held				
	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	88,239	88,239	$808,269

Annual Meeting Voting Results				
Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2018	289,920,002	99.69%	905,926	0.31%

11

Barbara Stymiest, Ontario, Canada
(Independent Director)



Ms. Stymiest, 62, has served as a director of the Company since March 2007 and as Chair of the Audit and Risk Management Committee since November 2013. Ms. Stymiest was Chair of the Company from January 2012 until November 2013. She has an HBA from the Richard Ivey School of Business, University of Western Ontario and an FCA, FCPA from the Chartered Professional Accountants of Ontario. Ms. Stymiest is currently a corporate director. From 2004 to 2011, Ms. Stymiest was a member of the Group Executive of the Royal Bank of Canada which is responsible for the Bank's overall strategic direction. Prior to that, she held positions as Chief Executive Officer at TMX Group Inc., Executive Vice-President and Chief Financial Officer at BMO Capital Markets and Partner of Ernst & Young LLP. Ms. Stymiest currently serves as a director of George Weston Limited, Sun Life Financial Inc. and the University Health Network, and as Chair of the Canadian Institute for Advanced Research.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock	
			Name of Issuer	Period of Service
Board	6/6	100%	Current Boards George Weston Limited Sun Life Financial Inc.	 2011 - present 2012 - present
Audit and Risk Management Committee	4/4	100%		
Compensation, Nomination and Governance Committee	4/4	100%	Other Boards in Past 5 Years None	
Overall attendance	14/14	100%	Board Interlock None	

Areas of Expertise

- Accounting and Corporate Finance
- Executive Leadership
- Public Company Governance
- Risk Management

Securities Held

	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	10,000	164,540	174,540	$1,598,786

Annual Meeting Voting Results

Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2018	287,038,576	98.70%	3,787,352	1.30%

12

V. Prem Watsa, Ontario, Canada
(Independent Lead Director)



Mr. Watsa, 68, served as a director of the Company from January 2012 to August 2013 and has been the Lead Director of the Board and Chair of the Compensation, Nomination and Governance Committee (the "CNG Committee") since November 2013. He has a bachelor's degree in chemical engineering from the Indian Institute of Technology in Madras, India and obtained his MBA from the Richard Ivey School of Business at the University of Western Ontario. He is also a holder of the Chartered Financial Analyst designation. Mr. Watsa is currently Chairman and has served as Chief Executive Officer of Fairfax Financial Holdings Limited ("Fairfax") since 1985. Mr. Watsa is also the Chairman of the boards of directors of Fairfax India Holdings Corporation and Fairfax Africa Holdings Corporation, Fairfax's publicly-traded subsidiaries. He is also Vice President of Hamblin Watsa Investment Counsel, a subsidiary of Fairfax. Prior to joining Fairfax, he held various positions with Confederation Life Insurance Company and GW Asset Management. In addition to the public boards indicated below, Mr. Watsa is a member of the board of trustees of the Hospital for Sick Children Foundation, a member of the Advisory Board for the Richard Ivey School of Business, a member of the board of directors of the Royal Ontario Museum Foundation, and Chairman of the Investment Committee of St. Paul's Anglican Church in Toronto.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock	
			Name of Issuer	Period of Service
Board	6/6	100%	Current Boards Fairfax Financial Holdings Limited Fairfax India Holdings Corporation Fairfax Africa Holdings Corporation Other Boards in Past 5 Years None Board Interlock None	1985 - present 2015 - present 2016 - present
Compensation, Nomination and Governance Committee	4/4	100%		
Overall attendance	10/10	100%		

Areas of Expertise

- Corporate Finance
- Executive Leadership
- International Business
- Public Company Governance

Securities Held[1]

	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	129,000	112,693	241,693	$2,213,908

Annual Meeting Voting Results

Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2018	266,002,554	91.46%	24,823,374	8.54%

[1] In addition, as of the Record Date, Fairfax and certain of its wholly-owned or controlled subsidiaries beneficially owned approximately 46.7 million Common Shares representing approximately 8.5% of the issued and outstanding Common Shares, or 96.7 million Common Shares representing approximately 16.2% of the issued and outstanding Common Shares assuming conversion of all of its 3.75% unsecured subordinated debentures of the Company due 2020 (the "3.75% Debentures") and after giving effect to the conversion. Mr. Watsa is the Chairman and Chief Executive Officer of Fairfax and beneficially owns shares carrying approximately 42.5% of the votes attached to all outstanding shares of Fairfax.

13

Wayne Wouters, Ontario, Canada (Independent Director)



The Hon. Wayne Wouters, PC, OC, 68, has served as a director of the Company since October 2015. Mr. Wouters has an honours bachelor of commerce degree from the University of Saskatchewan and a master's degree in economics from Queen's University. He is a Strategic and Policy Advisor to McCarthy Tétrault LLP and a director of Champion Iron Limited and Dexterra, and serves as a member of the Board of Trustees of United Way Worldwide. From 2009 to 2014, Mr. Wouters was the Clerk of the Privy Council of Canada and, in that capacity, held the roles of Deputy Minister to the Prime Minister, Secretary to the Cabinet and Head of the Public Service. Prior to his tenure as Clerk, Mr. Wouters was Secretary of the Treasury Board of Canada and served in deputy ministerial and other senior positions in the Canadian public service. Mr. Wouters has received numerous awards, including Honorary Doctorates of Laws from the Universities of Saskatchewan and Manitoba, the Queen's Diamond Jubilee Medal and the André Mailhot Award for lifetime achievement from the United Way Canada. He was inducted by the Prime Minister as a member of the Privy Council in 2014 and was invested into the Order of Canada as a member in 2017.

Board/Committee Membership	Attendance		Public Board Membership in Past Five Years & Interlock	
			Name of Issuer	Period of Service
Board	6/6	100%	Current Boards Champion Iron Limited	2016 - current
Audit and Risk Management Committee	4/4	100%		
Overall attendance	10/10	100%	Other Boards in Past 5 Years None Board Interlock None	

Areas of Expertise

- Executive Leadership
- Government Affairs
- International Business

Securities Held

	Common Shares (#)	DSUs (#)	Total Common Shares/DSUs (#)	Total value of Common Shares/DSUs
As of the Record Date	-	81,106	81,106	$742,931

Annual Meeting Voting Results

Year	Votes For	% of Votes For	Votes Withheld	% of Votes Withheld
2018	289,947,395	99.70%	878,533	0.30%

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Advance Notice By-Law In 2014, shareholders confirmed Amended and Restated By-Law No. A4, a by-law relating generally to the nomination of persons for election of directors of the Company (the “Advance Notice By-Law”), which establishes a framework for advance notice of nominations of persons for election to the Board. The Advance Notice By-Law sets deadlines of a prescribed number of days before a shareholders’ meeting for a shareholder to notify the Company of its intention to nominate one or more directors, and explains the information that must be included with the notice for it to be valid. The Advance Notice By-Law applies at an annual meeting of shareholders or a special meeting of shareholders that was called to elect directors (whether or not also called for other purposes), and may be waived by the Board. In the case of an annual meeting of shareholders, notice to the Company pursuant to the Advance Notice By-Law must be given not less than 30 nor more than 65 days prior to the date of the annual meeting. In the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be given not later than the close of business on the 10th day following the notice date. In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company pursuant to the Advance Notice By-Law must be given not later than the close of business on the 15th day following the day on which the first public announcement of the date of the meeting was made. As at the date of this Management Information Circular, the Company has not received any additional director nominations for the Meeting. Penalties, Sanctions and Bankruptcies On July 17, 2009, Luna Innovations Inc. (“Luna”) filed a voluntary petition for relief to reorganize under Chapter 11 of the United States Bankruptcy Code, including a proposed plan of reorganization with the United States Bankruptcy Court for the Western District of Virginia (the “Bankruptcy Court”). On January 12, 2010, the Bankruptcy Court approved the plan and Luna emerged from bankruptcy on that date. Mr. Daniels was a member of the board of Luna from June 2007 until his resignation on July 16, 2009. On May 27, 2011, Phytomedics, Inc. (“Phytomedics”) filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey. Dr. Smaldone Alsup was Chief Executive Officer, President and a member of the board of directors of Phytomedics from April 2008 until the date of the bankruptcy filing when a trustee was appointed. On November 21, 2013, TranSwitch Corporation (“TranSwitch”) filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Connecticut. Mr. Lynch was a member of the board of directors of TranSwitch from November 2010 and the chairman of the board from July 2012, until termination of the board on the date of the bankruptcy filing when a trustee was appointed. On December 28, 2015, Kalobios Pharmaceuticals, Inc. (“Kalobios”) filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Dr. Smaldone Alsup was a member of the board of directors of Kalobios from October 2013 until her resignation on November 19, 2015. 3. Re-appointment of Independent Auditors and Authorization of Directors to fix the Auditors’ Remuneration At the Meeting, shareholders will be asked to vote on the re-appointment of Ernst & Young LLP (“E&Y”) as independent auditors of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board to fix the auditors’ remuneration. E&Y has been the auditors of the Company since the beginning of the fiscal year ended February 28, 1997. For Fiscal 2019 and the fiscal year ended February 28, 2018 (“Fiscal 2018”), the Company incurred the following fees for the services of E&Y: 15

Fiscal 2019 Fiscal 2018 Audit Fees $3,685,510 $4,273,803 Audit-Related Fees $0 $33,598 Tax Fees $7,205 $6,265 All Other Fees $15,690 $129,301 Total Fees $3,708,405 $4,442,967 The nature of each category of fees is described below. All audit and non-audit services are pre-approved by the Audit and Risk Management Committee. Audit Fees Audit fees were paid for professional services rendered by E&Y for the audit of the Company’s annual financial statements or services that are normally provided by E&Y in connection with statutory and regulatory filings or engagements. Audit-Related Fees Audit-related fees were paid for assurance and related services rendered by E&Y that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above as “Audit Fees”. Audit-related services included provision of assurance services related to certain contractual compliance clauses, as well as the Company’s corporate social responsibility disclosures. Tax Fees Tax fees were paid for professional services rendered by E&Y for tax compliance, tax advice, tax planning and other services. Tax services provided included international tax compliance engagements. All Other Fees Other fees paid for Fiscal 2018 were for ancillary non-audit services rendered by E&Y related to an arbitration matter. The Board recommends a vote “FOR” the re-appointment of E&Y as independent auditors of the Company for the fiscal year ending February 28, 2020 and authorizing the Board to fix the auditors’ remuneration. Unless a shareholder directs that his or her Common Shares are to be withheld from voting in connection with the appointment of auditors, the persons named in the enclosed form of proxy will vote FOR the reappointment of Ernst & Young LLP as auditors of the Company until the next annual meeting of shareholders or until a successor is appointed, and to authorize the Board to fix the auditors’ remuneration. 4. Approval of Unallocated Entitlements Under the Equity Incentive Plan The rules of the Toronto Stock Exchange (the “TSX”) provide that every three years after the institution of a security- based compensation arrangement, all unallocated options, rights or other entitlements under such arrangement that does not have a fixed maximum number of securities issuable thereunder, must be approved by a majority of the issuer’s directors and by a majority of the issuer’s shareholders. An “evergreen plan” (being a plan that provides for the replenishment of the number of securities reserved when awards are exercised) does not, by definition, have a fixed maximum number of securities issuable thereunder, and is therefore subject to the requirement that shareholders approve unallocated entitlements every three years. Awards are considered to be “allocated” under a plan when they are granted to a participant and awards that remain available for grant under a plan are referred to as “unallocated”. The Equity Incentive Plan is considered an “evergreen” plan because of the following features: (i) Common Shares 16 that are withheld or tendered to satisfy applicable income tax obligations upon the settlement of restricted share units granted under the Equity Incentive Plan (“RSUs”) and that were withheld or tendered to satisfy applicable income tax obligations upon the settlement of restricted share units that were outstanding under the Company’s prior RSU plan when the Equity Incentive Plan became effective (“Prior RSUs”) are available for subsequent grants under the Equity Incentive Plan (each, a “Withholding Addition”), (ii) options granted under the Equity Incentive Plan (“Options”) only count against the share limit as 0.625 Common Shares, and (iii) Common Shares available for issuance pursuant to (a) Options and RSUs granted under the Equity Incentive Plan, (b) options that were outstanding under the Company’s prior stock option plan when the Equity Incentive Plan became effective (“Prior Options”), and (c) Prior RSUs that, in each case, are or have been forfeited, cancelled, or settled for cash, are available for subsequent grants under the Equity Incentive Plan (each, a “Cancellation Addition”). As such, the TSX requires that the Equity Incentive Plan be submitted to shareholders of the Company to approve unallocated entitlements within three years after institution and within every three years thereafter. The Equity Incentive Plan is described in detail in this Management Information Circular under the heading “Securities Authorized for Issuance Under Equity Compensation Plans – Equity Incentive Plan”. The Equity Incentive Plan was originally approved by the Board on May 21, 2013 and was subsequently confirmed by the shareholders of the Company at the annual and special meeting held on July 9, 2013. On May 6, 2015, the Board unanimously approved an amendment to the Equity Incentive Plan under which the maximum number of Common Shares authorized for issuance thereunder was increased by 8,000,000 Common Shares, from 13,375,000 Common Shares to 21,375,000 Common Shares, which amendment was subsequently confirmed by the shareholders of the Company at the annual and special meeting held on June 23, 2015. On May 1, 2017, the Board unanimously approved a further amendment to the Equity Incentive Plan under which the maximum number of Common Shares authorized for issuance thereunder was increased by 12,500,000 Common Shares, from 21,375,000 Common Shares to 33,875,000 Common Shares, which amendment was subsequent confirmed by the shareholders of the Company at the annual and special meeting held on June 21, 2017. The 33,875,000 Common Shares authorized for issuance under the Equity Incentive Plan does not take into account any Common Shares that became available for subsequent grants pursuant to historical Withholding Additions and Cancellation Additions associated with Prior Options and Prior RSUs. No Prior RSUs or Prior Options have been granted since July 9, 2013 and none are currently outstanding. Stock option, restricted share unit and inducement award grants by the Company in connection with its February 2019 acquisition of Cylance, Inc. (“Cylance”) were not made under the Equity Incentive Plan and do not impact the number of awards outstanding or available for issuance under the Equity Incentive Plan. See also “Securities Authorized for Issuance Under Equity Compensation Plans” in this Management Information Circular. As of the date hereof, Options to purchase an aggregate of 644,260 Common Shares, representing approximately 0.12% of the Company’s issued and outstanding Common Shares on a non-diluted basis, are outstanding under the Equity Incentive Plan, and the number of Common Shares allocated to RSUs is 19,900,161, representing approximately 3.63%% of the Company’s issued and outstanding Common Shares. As of the date hereof, no Prior Options or Prior RSUs are outstanding. As of the date hereof, 23,324,461 Common Shares have been issued pursuant to the settlement of RSUs and Prior RSUs since July 9, 2013 (the effective date of the Equity Incentive Plan), which represents approximately 4.26% of the Company’s total outstanding Common Shares and 2,576,211 Common Shares have been issued pursuant to the exercise of Options and Prior Options since July 9, 2013, which represents approximately 0.47% of the Company’s total outstanding Common Shares. Accordingly, as of the date hereof, 10,453,981 Common Shares, representing approximately 1.91% of the Company’s issued and outstanding Common Shares (on a non-diluted basis), are available for issuance under the Equity Incentive Plan (the “Unallocated Awards”). At the Meeting, shareholders of the Company will be asked to consider and, if thought appropriate, pass the following ordinary resolution approving the Unallocated Awards issuable pursuant to the Equity Incentive Plan: Resolved that: (a) all unallocated awards under the Equity Incentive Plan are hereby authorized and approved; (b) the Company shall have the ability to continue granting awards under the Equity Incentive Plan until June 24, 2022, being the date that is three years from the date hereof; and 17

(c) any one or more directors or officers of the Company are hereby authorized, for and on behalf of the Company, to take, or cause to be taken, any and all such acts and things and to execute and deliver, under the corporate seal of the Company or otherwise, all such deeds, instruments, notices, consents, acknowledgments, certificates, assurances and other documents (including any documents required under applicable laws or regulatory policies) as any such director or officer in his or her sole discretion may determine to be necessary or desirable to give effect to the foregoing resolution, such determination to be conclusively evidenced by the taking of any such action or such director’s or officer’s execution and delivery of any such deed, instrument, notice, consent, acknowledgement, certificate, assurance or other document. The Board recommends that shareholders vote “FOR” the foregoing resolution. Unless a shareholder directs that his or her Common Shares are to be voted against this resolution, the persons named in the enclosed form of proxy will vote FOR the foregoing resolution. If the foregoing resolution is not approved by shareholders at the Meeting, all Unallocated Awards will be cancelled and the Company will not be permitted to grant further awards under the Equity Incentive Plan. However, all outstanding awards will continue unaffected. 5. Advisory Vote on Executive Compensation In March 2012, the Board approved a Say on Pay Policy (the “Policy”), a copy of which is set out in Schedule A to this Management Information Circular. The Policy is consistent with the model Say on Pay Policy of the Canadian Coalition for Good Governance and establishes a framework for the Company to conduct an annual non-binding advisory vote on executive compensation by shareholders. The form of resolution is as follows: Resolved, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in the Company’s information circular delivered in advance of the 2019 annual meeting of shareholders. Consistent with the Policy, this is an advisory vote only and is not binding on the Board, which remains responsible for its compensation decisions and is not relieved of these responsibilities irrespective of the results of the vote. However, the Board will take the results of the vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on compensation and related matters. The Company will also disclose the results of this vote as part of its report on voting results for the Meeting. The details of how a negative advisory vote will be addressed are set out in the Policy. At last year’s annual meeting of shareholders, approximately 91% of the votes cast were in favour of the “Say on Pay” resolution. The Board recommends that shareholders vote “FOR” the resolution relating to the Company’s approach to executive compensation. Unless a shareholder directs that his or her Common Shares are to be voted against this resolution, the persons named in the enclosed form of proxy will vote FOR the resolution to accept the Company’s approach to executive compensation disclosed in this Management Information Circular. 18

EXECUTIVE COMPENSATION

1. Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis ("CD&A"):

- describes and explains the Company's executive compensation strategy and philosophy and how compensation decisions were made by the Company during Fiscal 2019;
- provides details on decisions made with respect to the compensation paid, and to be paid, to the Company's Executive Chair and Chief Executive Officer (Mr. Chen), its Chief Financial Officer (Mr. Capelli), Messrs. Stuart McClure and Randall Cook, and Ms. Nita White-Ivy, the three next most highly compensated executive officers of the Company (collectively, the "NEOs") and the Company's other executive officers (together with the NEOs, the "Executive Officers"); and
- explains the elements that are part of each NEO's compensation.

This CD&A is comprised of the following sections:

Section	Title	Purpose	Page
A	Executive Summary - BlackBerry Fiscal 2019 Achievements	Describes the Company's key achievements in Fiscal 2019.	20
B	Key Fiscal 2019 Compensation Decisions	Describes the Company's significant executive compensation decisions in Fiscal 2019.	22
C	Executive Compensation Philosophy and Elements of Executive Officer Compensation	Describes the strategic objectives and principles underlying the Company's compensation philosophy and outlines the elements of executive compensation, including why the Company chooses to pay each element.	22
D	Executive Compensation Decision-Making	Describes the Company's executive compensation decision-making process and the comparator group considered to assess the competitiveness of the Company's executive compensation and to support executive compensation decisions. Describes details of incentive and equity-based compensation for the NEOs.	25
E	Compensation Risk Management	Describes how the Company's compensation practices take risk into account.	33
F	Company Total Shareholder Return vs. Index and Aggregate NEO Compensation	Compares the Company's cumulative total shareholder return to the TSX index and aggregate NEO compensation.	35

19

G Summary Compensation Describes the actual compensation awarded to each of the 35 Table and Disclosures NEOs, as well as a summary of outstanding equity awards for each NEO, and value vested or earned during Fiscal 2019 from equity awards. H Employment Summarizes provisions in employment contracts and long-term 38 Arrangements, incentive plans that would trigger payments to the NEOs upon Termination and Change termination, a change of control or retirement. of Control Benefits A. Executive Summary – BlackBerry Fiscal 2019 Achievements Throughout Fiscal 2019, the Company was focused on delivering an end-to-end software and services platform to secure the Internet of Things. The Company leverages many elements of its extensive technology portfolio to extend best-in-class security and reliability to its platform solutions, including endpoint security and management, embedded systems, crisis communications, enterprise applications, and related services, with hosting available on the Company’s global, scalable, secure network, as well as on public clouds. The Company’s key achievements during Fiscal 2019 include: Significant Acquisition • Completed the acquisition of Cylance Inc. (“Cylance”), an artificial intelligence and cybersecurity leader, for $1.4 billion in cash, plus the assumption of unvested employee incentive awards. The acquisition of Cylance was considered a “significant acquisition”. Products, Services, Recognitions and Certifications • Announced the development of BlackBerry Spark, the Company’s new Enterprise of Things platform integrating the Company’s endpoint management and embedded software technology to enable secure communication and collaboration between smart endpoints; • Recognized for #1 Global Automotive Infotainment OS marketshare by Strategy Analytics; • Recognized as a leader for the second year in a row in the IDC MarketScape: Worldwide Enterprise Mobility Management Software 2018 Vendor Assessment; • Launched three new automotive software products certified to ISO 26262, the automotive industry’s functional safety standard: BlackBerry’s QNX Hypervisor for Safety, QNX Platform for ADAS 2.0, and QNX OS for Safety 2.0, enabling automakers to accelerate development timelines and reduce cost; • Announced that BlackBerry QNX software is embedded in the advanced driver assistance system, digital instrument clusters, connectivity modules, handsfree systems or infotainment systems of more than 120 million cars on the road; • Launched a new ransomware recovery capability within BlackBerry Workspaces that allows organizations to quickly recover from cyberattacks; • Launched QNX OS Medical 2.0, a real-time operating system for use in the development of secure medical devices; • Launched a quantum-resistant code signing server to allow software to be digitally signed using a scheme that will be difficult to breach with a quantum computer; • Announced a new Security Credential Management System service based on BlackBerry’s Certicom technology to help the private and public sectors come together to accelerate the development of Smart Cities and Intelligent Transportation Systems; • Became a HIMSS Analytics Certified Consultant to help guide healthcare organizations through the new HIMSS Infrastructure Adoption Model maturity model; 20

• Launched QNX Platform for Digital Cockpits, the world’s first digital cockpit solution to allow automakers to combine customer experience with safety; • Launched BlackBerry Secure feature packs for Enterprise of Things device manufacturers to securely build smart products; and • Recognized for BlackBerry Cylance’s leadership in five categories of the 2019 Cybersecurity Excellence Awards: Best Cybersecurity Company, Most Innovative Cybersecurity Company, Endpoint Detection and Response, Endpoint Security, and Best Cybersecurity Podcast. Joint Ventures, Partnerships and Other Agreements • Entered into a partnership with Microsoft Corp. to offer enterprises BlackBerry Enterprise Bridge, a solution that integrates BlackBerry’s expertise in mobility and security with Microsoft’s cloud and productivity products; • Entered into a multi-year agreement with Jaguar Land Rover to collaborate and develop technology for the automotive manufacturer’s next-generation vehicles; • Collaborated with the Government of Canada to modernize their operations centers with BlackBerry AtHoc during G7 ministerial meetings and the 2018 G7 Summit; • Joined the OmniAir Consortium as an executive member to help advance the testing, certification, and deployment of technologies for connected vehicles and intelligent transportation systems; • Signed a BlackBerry Secure technology and brand licensing deal with Swiss consumer electronics maker Punkt Tronics AG; • Entered into an arrangement with electric vehicle maker BYTON to use BlackBerry QNX technologies for the in-car experience within its first series of production vehicles; • Entered into a partnership agreement with DMC Insurance to develop insurance-based products and services using near real-time data from BlackBerry Radar to help trucking companies improve operations, increase safety and better manage the total cost of risk; • Entered into a multi-year strategic relationship with Samsung Electronics Co. Ltd. to collaborate on integrated solutions to accelerate the digital transformation of their shared business customers; • Entered into a global independent software vendor partnership with Check Point Software Technologies Ltd. to mitigate cybersecurity threats; • Entered into a partnership with L-SPARK to help small and medium-sized technology enterprises grow their businesses and bring new products to market using BlackBerry QNX technology; • Entered into a partnership with ONEBIO to use BlackBerry’s renowned carrier-grade network operation center to power a blockchain digital ledger provided by ONEBIO in order to create an ultra-secure global ecosystem for the storing and sharing of medical data; • Entered into a partnership with Mackenzie Innovation Institute to explore security and connectivity between the BlackBerry Spark platform and its ‘smart’ healthcare technology vision; • Melanoma Institute Australia selected BlackBerry Workspaces to enable researchers to securely share critical research data and patient records; • Expanded its partnerships with Android and PLDT Enterprise, through Smart Communications Inc. to provide MiCab, an online taxi-hailing platform, with an integrated, secure enterprise cloud solution that maintains data privacy, meets compliance and accelerates service delivery; • Entered into a partnership with Virginia Tech to help advance the Department of Mechanical Engineering’s connected and autonomous vehicle research and provide hands-on training with BlackBerry QNX software; • Expanded a partnership with Renesas to offer an integrated virtualization, functional safety and secure development environment for the Renesas R-Car system-on-chip devices; • Expanded its partner ecosystem by growing enterprise ISV partners by 25 percent in the last year, signing on 140 new channel partners to the BlackBerry Enterprise Partner Program in the Fiscal second quarter, signing four new channel partners to the BlackBerry QNX Distributor & Value-Added Integrator programs, and adding AWS as a cloud partner; and 21

• Announced a commitment by the Government of Canada to invest up to CAD$40 Million to support the Company’s investment in the development of BlackBerry QNX software for autonomous cars. Financial Highlights • Achieved non-GAAP total Company software and services revenue of $857 million for the year, and U.S. GAAP total Company software and services revenue of $845 million for the year; • Achieved non-GAAP EPS of $0.24 per basic and diluted share in Fiscal 2019, and U.S. GAAP EPS of $0.17 per basic share and $0.00 per diluted share in Fiscal 2019; and • Achieved positive free cash flow for Fiscal 2019, before considering the impact of restructuring and the impact of legal proceedings. Executive Officer Appointments • Hired Randall Cook as Chief Legal Officer and Corporate Secretary; • Hired Bryan Palma as President and Chief Operating Officer; and • Appointed Stuart McClure as President, BlackBerry Cylance. In Fiscal 2020, the Company intends to continue to increase and enhance its product and service offerings through both organic investments and strategic acquisitions. The Company’s goal is to remain a leader in its security software and services markets by continuing to extend the functionality of its secure platform for the Internet of Things and delivering innovative solutions focused on strategic industry verticals. B. Key Fiscal 2019 Compensation Decisions In structuring the Fiscal 2019 total compensation program for the NEOs and other senior managers, the CNG Committee and the Board, as well as the Executive Chair and Chief Executive Officer, considered the strategic direction of the Company, the engagement and retention of leadership talent to grow software and services revenues while improving margins, and the importance of alignment between the interests of management and shareholders. To balance these important factors and outcomes, the following practices were implemented for Fiscal 2019: • Reviewed and adjusted the annual Variable Incentive Plan (“VIP”) performance metrics for all employees, to provide greater alignment between NEOs, employees and the Company’s business objectives; • Granted 50% of long-term equity awards for senior leaders as restricted share units (“RSUs”) subject to performance conditions (“PBRSUs”); and • Two NEOs received a base salary increase in Fiscal 2019. All of these strategic compensation decisions are addressed in greater detail below. C. Executive Compensation Philosophy and Elements of Executive Officer Compensation 1. Objectives and General Principles The Company’s current Executive Officers are as follows: • Executive Chair and Chief Executive Officer – John Chen • Chief Financial Officer – Steven Capelli • Chief Legal Officer and Corporate Secretary – Randall Cook • Executive Vice President, Enterprise Products and Value Added Solutions – Sai Yuen (Billy) Ho • President, BlackBerry Cylance – Stuart McClure • President and Chief Operating Officer – Bryan Palma • Executive Vice President, Human Resources – Nita White-Ivy • Chief Marketing Officer – Mark Wilson 22

The Company aims to provide appropriate compensation for its Executive Officers that is internally equitable, externally competitive and reflects both Company performance and, when appropriate, individual achievements. The executive compensation strategy supported by the CNG Committee and the Board in Fiscal 2019 focused on the following strategic objectives and general principles: Strategic Objective General Principle Maintain a world-class executive team Maintain a strong executive team with the ability to implement the Company’s strategy and succeed in a fiercely competitive market. Identify and engage leaders capable of building a leading portfolio of software products and services with minimal margin for error, while growing revenues, generating sustained profitability and enhancing shareholder value. Attract, motivate and retain exceptionally Design a total executive compensation program that is talented, high performing, entrepreneurial market competitive. The Company seeks to align executives compensation with the Executive Officers’ experience, competency, contribution and growth potential in the Company. Establish a clear performance linkage aligning The Company seeks to utilize a pay for performance compensation to business performance philosophy. Compensation programs will be linked with measures critical to the success of the Company’s business. Align to external market, but balance with The Company will utilize a specific set of U.S. and Canadian simplicity and impact to the business high technology comparators that are relevant to the Company to understand overall market practices. The Company’s overall Executive Officer compensation philosophy highly values simplicity and measurable contributions to the Company’s success. Align short-term compensation to the Company’s The VIP incentivizes the Company’s executives to achieve short-term objectives and outcomes the Company’s short-term objectives. Align long-term compensation to shareholder The Company’s long-term incentive programs link executive interests compensation to shareholder interests. Appropriately manage risks arising from the The Company will review annually the risk management and Company’s compensation policies and practices controls of the Company’s compensation and benefits arrangements, including the administration of the equity based plans, with the CNG Committee. The Company will monitor market practices and trends to ensure continued effectiveness of compensation governance, including the engagement of independent third-party advisors where appropriate. Provide benefits that are reasonably competitive The Executive Officers participate in the same benefit plans to attract and retain talent as other employees. Some supplemental benefit programs may be offered for competitive reasons. 23

2. Compensation Elements In Fiscal 2019, Executive Officer compensation was comprised of the following elements: base salary; annual incentive; long-term incentive; retirement savings; and other compensation. The purpose of each of these elements is as follows: Elements Purpose of the Compensation Elements Base Salary • This element provides compensation to secure day-to-day services and reflects the (Annual Fixed) Executive Officer’s role within the Company, personal performance, experience and contribution to the business of the Company, the size and stage of development of the Company and competitive benchmarks. Annual Incentive • The VIP is designed to motivate and reward an Executive Officer for contribution (Annual Variable) to the achievement of the Company goals for each fiscal year. Long-Term Incentive • This element allows Executive Officers to receive compensation under the Equity (Long-Term Variable) Incentive Plan. • The Equity Incentive Plan is designed to (a) advance the interests of the Company by encouraging equity participation through the acquisition of Common Shares, (b) enable the Company to attract and retain experienced and qualified executives in a highly competitive marketplace, and (c) align the interests of Executive Officers with the interests of shareholders by providing incentives which promote the creation and maintenance of shareholder value. Retirement Savings • This element is designed to assist Executive Officers in saving for their retirement. (Long-Term) • Other than the retirement savings plans and Company matching program made available to all employees of the Company, the Company’s approach to retirement savings is for Executive Officers to be responsible for their retirement savings. Other Compensation Benefits (Short & Long-Term) • Executive Officers are provided the same benefits programs as the Company offers other employees. • These programs are designed to help ensure the health and wellness of employees and to provide coverage in case of death or disability. • Benefits programs include health, dental, vision care, life insurance and disability coverage. Employee Share Purchase Plan • All Company employees, including Executive Officers, are allowed to participate in the Company’s employee share purchase plan (the “ESPP”) to the extent it is offered in their country of employment. Employees may, each year, contribute between 1% and 15% of his or her eligible compensation up to $30,000 in any calendar year, with the Company either permitting participants to purchase Common Shares at a discount to the market price or providing a participant with cash contributions to purchase Common Shares. Perquisites • Perquisites are not a typical element of Executive Officer compensation, but perquisite arrangements are established on a case-by-case basis as considered appropriate in the interests of the Company. 24

D. Executive Compensation Decision-Making 1. Decision Process and Timing The CNG Committee, the Board and the Executive Chair and Chief Executive Officer reviewed all elements of the Company’s Executive Officer compensation for Fiscal 2019 and considered input on current trends and best practices in compensation design from the Company’s human resources department. These trends and best practices included the use of different long-term incentive programs, competitive trends in compensation levels, mix of compensation elements and risk management for executive compensation. In addition, the Company reviewed the provisions of potential government regulations and updated proxy advisory policies on compensation to understand emerging executive compensation issues and governance practices. The purpose of reviewing market trends and potential regulations is to ensure the Company is abreast of industry practices impacting compensation. The Company does not place greater or lesser weight on any of these trends or practices, but considers the general direction of this information in relation to the effectiveness of the Company’s plans over time. In addition, the Company considers the practices of the Company’s peer companies in addition to the trends and practices of the general marketplace for executive talent to be knowledgeable about the effectiveness of various reward vehicles. The independent members of the Board consider and approve Executive Chair compensation, and the Executive Chair or the CNG Committee (in conjunction with the Executive Chair) reviews and approves the compensation packages for the other Executive Officers. These reviews and approvals for Fiscal 2019 compensation occurred as follows: Q3 Fiscal 2019 Q4 Fiscal 2019 Q1 Fiscal 2019 Q2 Fiscal 2019 Topic September – December 2018 – March – May 2018 June – August 2018 November 2018 February 2019 Base Base Salary Review Salary (September) Fiscal 2019 VIP Fiscal 2019 Incentives Annual Design and Metrics Payment Approved Incentive Approved (March) (March 2019) Fiscal 2019 Regular Long- Annual Long-Term Term Incentive Awards Incentive Approved and Granted (September) A full base salary review of all Executive Officers was conducted in September 2018 at the same time as the long- term incentive awards were determined. As a result of the review, the base salary of each of Mr. Capelli and Ms. White-Ivy was increased. See “D. Executive Compensation Decision-Making – 3. Compensation Elements and Company Goals – Base Salary” in this CD&A for more information. Consistent with the Company’s prior practice, long-term incentive awards are typically approved and granted in the third quarter. Grants in the third quarter of a fiscal year enable the CNG Committee and the Board to consider the Company’s past performance during the first half of the fiscal year when making these decisions. The process also provides an opportunity to review updated comparator compensation data before approving the long-term incentive compensation. 25

2. Comparator Group Development

Peer group data is one of a number of factors considered in determining compensation for the NEOs. Although the Company considers the compensation practices of peer companies, it does not make any determinations or changes in compensation in reaction to market data alone.

The Company periodically reviews the peer companies used for compensation benchmarking and may make changes based on consolidation within the industry, the business segments in which the Company operates and the relevance of peer companies to these business segments, the organizations it views as labour competitors, the scale of the peer companies, and entities considered to be competing for similar stock market investors as the Company.

In September 2018, the CNG Committee reaffirmed its compensation peer group for benchmarking the compensation of the Company's NEOs, except that Yahoo! Inc. was removed because it had ceased to be a publicly traded company. The CNG Committee has determined that the group should not be bounded by geography or enterprise size but should include representation from a broad range of publicly traded technology companies against which the Company competes for management talent. Most of the companies in the peer group are based in the United States.

The Company's comparator group has consisted of the following companies since September 2018:

Advanced Micro Devices, Inc.	Nokia Corporation
Alphabet Inc.	Open Text Corporation
Apple Inc.	QUALCOMM Incorporated
Constellation Software, Inc.	Salesforce.com
International Business Machines Corporation	Symantec Corporation
Marvell Technology Group Ltd.	TELUS Corporation
Microsoft Corporation	Verint Systems Inc.
Motorola Solutions, Inc.	

3. Compensation Elements and Company Goals

Base Salary

The base salary for each Executive Officer is generally reviewed annually. Base salaries are determined after considering: experience, expertise, expected future contributions, criticality to the Company, individual performance, salary history prior to joining the Company, and the need to be competitive in the labour market. Mr. Capelli received a base salary increase of 12.1% and Ms. White-Ivy received a base salary increase of 3% on September 27, 2018, and no other NEO received a base salary increase in Fiscal 2019. Mr. Chen's base salary remained the same in Fiscal 2019 as it was when he was recruited late in Fiscal 2014. The table below indicates the base salary for each of the NEOs in both Fiscal 2018 and Fiscal 2019.

Name	Base Salary for Fiscal 2018	Base Salary for Fiscal 2019	% Increase
John Chen	$1,000,000	$1,000,000	0%
Steven Capelli	$535,000	$600,000[1]	12.1%
Stuart McClure	N/A	$600,000	N/A
Randall Cook	N/A	$450,000	N/A
Nita White-Ivy	$436,800	$449,904[2]	3%

[1] Mr. Capelli received a base salary increase of 12.1% on September 27, 2018.
[2] Ms. White-Ivy received a base salary increase of 3% on September 27, 2018.

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Annual Incentives The VIP is an annual incentive plan designed to link a meaningful portion of the current cash compensation of each NEO, other than Mr. Chen, with the Company’s annual performance objectives by encouraging the NEOs to focus on exceeding established goals. For employees in centralized professional and administrative functions, such as finance, legal and human resources, the VIP is based solely on the achievement of performance objectives for the Company as a whole. For employees in a specific business unit, the VIP is primarily based on objectives tailored to the specific business unit results. The VIP program is subject to the overall discretion of the Board; however, the Executive Chair and Chief Executive Officer also has discretion to reward exceptional performance by increasing the compensation payable pursuant to the VIP by up to 30% of the amount that would be payable assuming achievement of the objectives at 100% of target. The paragraphs that follow describe how the VIP is determined for each NEO other than Mr. Chen. Determining Target Award Levels. Each NEO has a set target level of annual incentive award as a percentage of the NEO’s annual base salary. For Fiscal 2019, the target percentage for Mr. Capelli and Ms. White-Ivy remained the same as the prior year. Name Target % for Fiscal 2018 Target % for Fiscal 2019 Steven Capelli 100% 100% Stuart McClure N/A 100% Randall Cook N/A 75% Nita White-Ivy 77.38% 77.38% Design of the VIP Formula. Under the VIP, an NEO can earn annual incentive compensation that is calculated by multiplying the NEO’s annual base salary by the annual target percentage. This amount is further adjusted by a Performance Factor, which varies depending on the role of the NEO, the performance of the Company and the performance of the NEO’s applicable business unit, as follows: Annual Incentive VIP NEO Annual X Target (% of Base X Performance Base Salary Salary) Factor Design of VIP Performance Factor Metrics and Weighting. The VIP performance factor is a function of certain metrics that were initially established at the beginning of Fiscal 2019. The performance metrics in the VIP formula were structured to align NEOs’ compensation with the Company’s most critical business objectives for the year. The general corporate performance metrics applicable to Messrs. Capelli, McClure and Cook and Ms. White-Ivy for Fiscal 2019 were: Performance Metric Weighting Total Company Revenue 50% Operating Income 30% Free Cash Flow1 20% 1 Excluding costs related to restructuring, transition payments and legal judgments. The performance metrics and goals selected for Fiscal 2019 were designed to incentivize the achievement of the following business and financial objectives: 27

- software sales growth at above-market rates in unified endpoint management, embedded systems, and technologies for connected vehicles;
- growth in revenues from intellectual property and mobility solutions licensing;
- positive free cash flow generation for the full fiscal year, excluding costs related to restructuring, transition payments and legal judgments; and
- overall Company profitability for the full fiscal year.

Determine Performance Achievement Multiple. Each performance metric was measured against a pre-determined target and a multiple was assigned for each metric based on actual performance relative to the applicable target (with the multiple determined on a pro rata basis for achievement between levels above threshold).

Total Company Revenue		Operating Income	
Performance vs. Target	Multiple	Performance vs. Target	Multiple
Below 90%	0.00	Below 50%	0.00
90-100%	0.90-1.00	50-100%	.50-1.00
100%	1.00	100%	1.00
100-125%	1.00-1.50	100-150%	1.00-1.50
Above 125%	1.50	Above 150%	1.50

Free Cash Flow	
Performance vs. Target	Multiple
Below 100%	0.00
100%	1.00
Above 100%	1.00

Performance Metric Results. At the end of Fiscal 2019, the performance metrics were reviewed to determine achievement against their respective targets. Based on the financial performance of the Company in Fiscal 2019, the following performance percentages and multiples were achieved for each of the components described above:

Performance Metric	Performance Achieved	Applicable Multiple
Total Company Revenue	97%	0.97
Operating Income	179%	1.50
Free Cash Flow	100%	1.00

Mr. Chen's Annual Cash Bonus. Mr. Chen's employment agreement provides for the payment of an annual cash bonus of not less than $2,000,000 (the "Chen Cash Bonus"). In Fiscal 2017, Mr. Chen voluntarily waived his right to the Chen Cash Bonus, electing instead to receive a grant of $2,000,000 worth of time-based RSUs ("TBRSUs"), cliff-vesting in full on March 31, 2017. For Fiscal 2018 and 2019, Mr. Chen chose to receive his annual bonus in cash.

The table below shows the amount of the annual incentive awards paid to the NEOs in April 2019 for Fiscal 2019.

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Name VIP John Chen $2,266,200 Steven Capelli $637,485 Stuart McClure $14,9011 Randall Cook $194,8781 Nita White-Ivy $387,867 1The bonuses awarded to Messrs. McClure and Cook were prorated to reflect the length of their service with the Company in Fiscal 2019. Long-Term Incentive Compensation Long-term incentive compensation continues to be a significant element of total compensation for the Executive Officers in order to align the interests of Executive Officers with the achievement of the Company’s long-term business objectives and the interests of shareholders. The awards to Executive Officers are also granted in recognition of the importance of an Executive Officer to the Company’s future, the desire to create retention value with each Executive Officer and the individual performance of each Executive Officer, in each case, at the time the equity awards were granted. The Company and the CNG Committee believe that the long-term incentive compensation element of the Company’s compensation program needs to be competitive relative to the Company’s comparator group, and that it is imperative to executing the Company’s strategy in an intensely competitive industry and to attracting and retaining key talent. Executive Chair and Chief Executive Officer Long-Term Incentive Award As described in the Company’s 2018 Management Information Circular, in the first month of Fiscal 2019 the Board approved an agreement to extend Mr. Chen’s leadership of the Company (the “Chen Extension”), which included changes to Mr. Chen’s compensation structure for Fiscal 2019 and subsequent fiscal years. The Chen Extension provides Mr. Chen with incentives to remain as Executive Chair until November 3, 2023 through a time-based equity award and long-term performance-based equity and cash awards, as follows: • Time-Based Equity Award. The time-based equity award consists of five million TBRSUs (“Extension TBRSUs”) that will vest annually in equal tranches beginning on November 3, 2019. • Performance-Based Equity Award. The performance-based equity award consists of five million PBRSUs (the “Extension PBRSUs”) that will become earned and vested as follows: o One million Extension PBRSUs will become earned when the price of the Common Shares reaches $16.00 and will vest on the first anniversary of November 3, 2018 that follows the date on which they are earned; o One million Extension PBRSUs will become earned when the price of the Common Shares reaches $17.00 and will vest on the first anniversary of November 3, 2019 that follows the date on which they are earned; o One million Extension PBRSUs will become earned when the price of the Common Shares reaches $18.00 and will vest on the first anniversary of November 3, 2020 that follows the date on which they are earned; o One million Extension PBRSUs will become earned when the price of the Common Shares reaches $19.00 and will vest on the first anniversary of November 3, 2021 that follows the date on which they are earned; and o One million Extension PBRSUs will become earned when the price of the Common Shares reaches $20.00 and will vest on the first anniversary of November 3, 2022 that follows the date on which they are earned. Any Extension PBRSUs that have not been earned before November 3, 2023 will terminate on such date. 29

• Performance-Based Cash Award. The performance-based cash award (the “Extension Cash Award”) is an amount of $90,000,000 that will become earned and payable if the price of the Common Shares reaches $30.00 before November 3, 2023. Each price target for the Extension PBRSUs and the Extension Cash Award will be adjusted appropriately for Common Share splits and consolidations and may be achieved as either (i) the market price for the Common Shares on the NYSE over a 10-day trading average or (ii) the purchase price per share payable to holders of Common Shares upon the completion of a change of control of the Company. Notwithstanding the vesting schedule for the Extension PBRSUs described above, the Extension PBRSUs associated with any price target that is achieved in connection with a change of control of the Company will vest immediately upon the completion of the change of control. If Mr. Chen is terminated without cause or resigns from the role of Executive Chair for good reason (including in connection with a change of control of the Company), all of the Extension TBRSUs and Extension PBRSUs and the Extension Cash Award, to the extent that any are unearned or unvested, will immediately become earned and vested. If Mr. Chen resigns from the role of Executive Chair without good reason: (i) any Extension PBRSUs that have been earned but not vested will vest and, if the Extension Cash Award has been earned, any unpaid portion of the Extension Cash Award will be paid, in each case within 30 days of the resignation date provided that Mr. Chen is not employed by a direct competitor of the Company, and (ii) any unvested Extension TBRSUs, unearned Extension PBRSUs and, if the Extension Cash Award has not been earned, the Extension Cash Award will terminate as of the resignation date. Mr. Chen’s base salary, short-term cash incentive and benefits have not changed under the Chen Extension. Since the Chen Extension, the Company has not granted any additional long-term equity or cash incentive awards to Mr. Chen, and the Company does not intend to do so prior to November 3, 2023. Annual Awards On an annual basis, the CNG Committee reviews the long-term incentive compensation of Executive Officers. This review takes into consideration total compensation and external market factors, including comparator group information. The quantum or dollar value of stock options or RSUs granted depends on, among other things, the position, level and performance of the individual, as well as comparator group information and the Company’s past grants to the individual. Following a survey of long-term incentive market practices, award amounts for Fiscal 2019 were proposed and approved for Messrs. Capelli and Cook, and Ms. White-Ivy. Half of the annual Fiscal 2019 long-term equity awards were granted to the NEOs other than Messrs. Chen and McClure as TBRSUs vesting on a straight-line basis in annual installments over three years, and half were granted as Company Target PBRSUs. Company Target PBRSUs are PBRSUs which vest entirely, partially or not at all on the third anniversary of the grant date depending on the achievement of the Company’s annual operating plan (“AOP”) target for total software and services revenue for the next full fiscal year following the grant date, provided that the Company generates positive non-GAAP operating income for such year. Each Company Target PBRSU grant specifies a target award (the “Target Award”), reflecting the number of Company Target PBRSUs that will vest if 100% of the AOP target is achieved, and a maximum possible award of 150% of the Target Award (the “Maximum Award”). Provided that the Company generates positive non-GAAP operating income for the relevant fiscal year: (i) if the Company achieves less than 90% of the AOP target, then none of the Company Target PBRSUs will vest; (ii) if the Company achieves between 90% and 125% of the AOP target, then between 50% and 150% of the Target Award will vest on a pro rata basis to reflect the percentage of achievement (such that, for example, 90% achievemnt would result in 50% vesting and 125% achievement would result in 150% vesting); and (iii) if the Company achieves more than 125% of the AOP target, then the Maximum Award will vest. The Company also granted Company Target PBRSUs in Fiscal 2018. In Fiscal 2017, the Company granted PBRSUs with vesting conditional on the Company’s total shareholder return on the NASDAQ Stock Market relative to the performance of the NASDAQ 100 Total Return Index over a three-year performance period (the “Market Condition PBRSUs”). 30

Inducement Award

In connection with the Cylance acquisition, the Company made an Inducement Award grant to Stuart McClure, a co-founder and the Chief Executive Officer of Cylance, who joined the Company as President of its BlackBerry Cylance business unit. The grant consisted of 3,122,140 performance-based restricted share units (the "McClure Award"), with each restricted share unit representing a right to receive one Common Share. The McClure Award was granted as an inducement for Mr. McClure to become a full-time employee of the Company upon the closing of the Cylance acquisition, pursuant to an award agreement dated March 18, 2019.

Up to 25%, 35% and 40% of the McClure Award may be earned at the end of the Company's 2020, 2021 and 2022 fiscal years, respectively, if certain performance conditions are met. In each such fiscal year, 75% of the portion of the McClure Award eligible to be earned will be earned in whole, in part or not at all based on billings achieved by the BlackBerry Cylance business unit, and 25% of the portion of the McClure Award eligible to be earned will be earned in whole, in part or not at all based on the contribution margin achieved by the BlackBerry Cylance business unit. All of the earned portions of the McClure Award will vest on February 28, 2022.

The Board believes that providing a long-term incentive to Mr. McClure to lead the BlackBerry Cylance business unit is critical to the success of the Company's $1.5 billion acquisition of Cylance, the largest acquistion in the history of the Company, including the integration of the Cylance team. The three-year vesting schedule of the McClure Award and the fact that the McClure Award is completely at risk based on the performance of the BlackBerry Cylance business unit, also over a three-year period, serve to align Mr. McClure's interests with shareholders over the long term. On an annualized basis and assuming that all of the McClure Award vests after three years, the McClure Award is equivalent to a grant of 1,040,713 RSUs per year, valued at approximately $9,782,702 million annually (using the full grant date fair market value on the award date).

Interim Awards

In addition to the annual long-term incentive awards, the Company also makes long-term incentive awards on an interim basis in accordance with the policy on granting equity awards that has been adopted by the Board (the "Awards Policy"). Awards are generally made in connection with new hires, promotions, acquisitions and in some cases as special incentives, including in recognition of special contributions or for retention purposes. In Fiscal 2019, the only interim award to an NEO was made to Mr. Cook, who was granted a new hire equity award in the amount of $1,200,000 on October 1, 2018 in recognition of his appointment as Chief Legal Officer and Corporate Secretary.

Summary of Long-Term Incentive Awards Granted to NEOs in Fiscal 2019

A summary of the long-term incentive awards granted to the NEOs in respect of Fiscal 2019 is presented in the following table:

Name	Award Type	Award	Grant Date	Grant Price	# Granted	Value at Grant
John Chen	Extension TBRSUs	Chen Extension	April 10, 2018	$10.63	5,000,000	$53,150,000[1]
	Extension PBRSUs	Chen Extension	April 10, 2018	$10.63	5,000,000	$53,150,000[2]
	Total					$106,300,000
Steven Capelli	TBRSUs	Annual Award	October 1, 2018	$10.83	138,504	$1,499,998[1]
	Company Target PBRSUs	Annual Award	October 1, 2018	$10.83	138,504	$1,499,998[3,4]
	Total					$2,999,997

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Stuart McClure	McClure PBRSUs	Inducement Award	March 18, 2019	$9.40	3,122,140	$29,348,116[5]
	Total					$29,348,116
Randall Cook	TBRSUs	New Hire	October 1, 2018	$10.83	55,401	$599,993[1]
	Company Target PBRSUs	New Hire	October 1, 2018	$10.83	55,401	$599,993[3,6]
	Total					$1,199,986
Nita White-Ivy	TBRSUs	Annual Award	October 1, 2018	$10.83	30,009	$324,997[1]
	Company Target PBRSUs	Annual Award	October 1, 2018	$10.83	30,009	$324,997[3,7]
	Total					$649,995

[1] TBRSUs were valued by multiplying the number of TBRSUs by the closing price of a Common Share on the NYSE on the grant date. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements.

[2] The calculated fair value of the PBRSUs granted in connection with the Chen Extension was assumed to be, and accounted for at, $10.63 USD. The Company has not granted any additional long-term equity or cash incentive awards to Mr. Chen since the Chen Extension and does not intend to do so prior to November 3, 2023.

[3] The calculated fair value of the Company Target PBRSUs granted in Fiscal 2019 was assumed to be, and accounted for at, the market price at the date of grant. This amount reflects the value of the Target Award granted in respect of the Company Target PBRSUs, based on the determination that performance at target would be the probable outcome of the performance condition. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements.

[4] Mr. Capelli was granted a Maximum Award of 207,756 Company Target PBRSUs. As noted in footnote 3 above, the grant date fair value of these Company Target PBRSUs was calculated based on the determination that performance at target would be the probable outcome. The grant date fair value calculated based on performance at the Maximum Award level would be $2,249,997 and the grant date fair value of all of his awards reported in this table would be $3,749,996.

[5] The calculated fair value of the McClure PBRSUs was assumed to be, and accounted for at, the market price at the date of grant. This amount reflects the value of the McClure PBRSUs based on the determination that performance at target would be the probable outcome of the performance condition.

[6] Mr. Cook was granted a Maximum Award of 83,101 Company Target PBRSUs. As noted in footnote 3 above, the grant date fair value of these Company Target PBRSUs was calculated based on the determination that performance at target would be the probable outcome. The grant date fair value calculated based on performance at the Maximum Award level would be $899,984 and the grant date fair value of all of his awards reported in this table would be $1,499,977.

[7] Ms. White-Ivy was granted a Maximum Award of 45,013 Company Target PBRSUs. As noted in footnote 3 above, the grant date fair value of these Company Target PBRSUs was calculated based on the determination that performance at target would be the probable outcome. The grant date fair value calculated based on performance at the Maximum Award level would be $487,491 and the grant date fair value of all of his awards reported in this table would be $812,488.

Retirement Savings

The Company offers all U.S.-based Executive Officers from time to time the opportunity to participate in the group retirement savings plan that is made available to all other U.S.-based employees. In Fiscal 2019, the Company matched each U.S.-based employee's contribution to the U.S. 401(k) Plan dollar for dollar up to 5% of the employee's base salary, subject to the IRS limit in the case of each U.S. employee. Consistent with the Company's philosophy, no additional forms of pension plan are offered to the NEOs.

Other Compensation (Benefits & Perquisites)

The NEOs are offered similar benefits to all other employees. In addition, in Fiscal 2016 the Company agreed to provide Mr. Chen, his spouse and eligible dependents with health coverage from the termination of Mr. Chen's employment without cause or his resignation for good reason until the later of his death or the death of his spouse.

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The Company will provide Mr. Chen with a gross-up for any taxes on such post-employment health benefits. The Company also agreed to provide Mr. Chen with post-employment office space and administrative support. No change was made to Mr. Chen’s post-employment benefits in Fiscal 2017, 2018 or 2019. 4. Claw Back of Incentive and Equity-Based Compensation In December 2016, the Board approved an amended and restated policy with respect to the reimbursement of incentive and equity-based compensation. Under this policy, at the discretion of the Board, the Company shall be entitled to require reimbursement (on an after-tax basis) of up to all of an Executive Officer’s annual bonus, equity incentive or other performance-based compensation in respect of the Company’s most recent three fiscal years if: (i) the Company is required to restate its financial statements to correct a material error due to material non-compliance with applicable financial reporting requirements, and (ii) such compensation exceeded the amount which ought to have been awarded or earned based on the restatement, to the extent of such excess. In such circumstances, wrongdoing on the part of the Executive Officer is not required in order for reimbursement to be triggered. In addition, at the discretion of the Board, the Company shall be entitled to require reimbursement of up to all of an Executive Officer’s annual bonus or equity incentive compensation in respect of the immediately preceding one-year period if the Company becomes aware of Misconduct (as defined in the policy). 5. Executive Officer Share Ownership Guidelines In January 2012, the Company established a share ownership guideline for the Chief Executive Officer of at least four times his base salary. In March 2012, share ownership guidelines were also established for the other Executive Officers, of at least two times their respective base salaries. Under the guidelines, all unvested equity awards and owned shares are counted toward the target. The Executive Officers have five years from first becoming subject to the guidelines to attain the requisite share ownership levels. If they do not meet the guidelines within such period, they are required to hold at least 50% of their Common Shares obtained (on an after-tax basis) from the settlement of equity awards until such time as the guidelines are satisfied. The share ownership guideline has been met by all of the NEOs. E. Compensation Risk Management The mandate of the CNG Committee requires the CNG Committee to review annually the risk management and controls of the Company’s compensation and benefit arrangements, including the administration of the Company’s equity-based plans. In December 2018, the Company engaged John Heber of Lewis Brisbois Bisgaard & Smith LLP (“Lewis Brisbois”) to assist with a risk assessment of compensation programs and polices related to the NEOs. The compensation risk assessment included interviews with senior management representatives to: (a) identify significant risks, if any; (b) understand the role of compensation in supporting appropriate risk taking; and (c) understand how risk is governed and managed at the Company. Lewis Brisbois also reviewed documentation relating to the Company’s existing risk management processes, Board and committee mandates, plan documentation for the Company’s annual and long- term incentive programs, and severance provisions and other contractual arrangements for the NEOs. In addition, Lewis Brisbois conducted a compensation risk audit of the Company’s compensation policies and programs using its risk scorecard to identify any risk exposures. Lewis Brisbois’ compensation risk review indicated that the Company’s current compensation programs and practices appear reasonably aligned with its current strategy and are not likely to encourage excessively risky behaviour. The Company’s compensation programs are designed to align with the Company’s business strategy, product life cycle and risk profile. Lewis Brisbois identified the following key risk-mitigating features in the Company’s compensation governance processes and compensation structure: • Appropriate linkage between pay and business risks. The compensation program is structured to provide both fixed and variable compensation. Salary provides a competitive “base” level of income so that NEOs do not feel pressured to focus exclusively on short term goals or stock price, while variable compensation 33 provides the potential for a strong pay-for-performance link. A significant portion of target direct total compensation for NEOs is delivered through variable compensation. • Linkage with shareholders. Compensation is weighted toward variable compensation with a significant performance-based component. Most senior management equity awards are split equally between TBRSUs vesting in a straight line over three years, and Company Target PBRSUs, which cliff vest at the end of three years, if at all, based on achievement of specified performance goals. • Leveraged upside and downside. Annual incentive payouts and Company Target PBRSUs are subject to minimum levels of performance and the potential exists for above-target payouts based on above-target performance up to a specified maximum payout. • Annual comparison with market peers. On a periodic basis, the Company conducts a complete review of its compensation strategy, including the pay philosophy and program design, in light of business requirements, market practice, proxy advisory guidelines and governance considerations. • Cash bonus plan maximum payout. For NEOs other than the Executive Chair and Chief Executive Officer, the VIP has a maximum payout multiplier of 1.48x target as of December 2018. • Balance of performance metrics. In Fiscal 2019, the financial metrics in the VIP program provided a balanced approach that focused executives on the Company’s overall strategic plan rather than only focusing on revenue without regard to cost structure and the quality and timing of performance. PBRSUs are based on attainment of company targets for total Software and Services revenue. • Alignment with annual budget. The Company develops the annual compensation programs in alignment with the AOP and regularly tracks the cost of the compensation programs as compared to the AOP. • Established definition for each metric at beginning of performance cycle. The performance goals for cash incentives are approved by the Executive Chair and Chief Executive Officer and provided to the CNG Committee for review at the beginning of the performance cycle. Each financial and non-financial metric is clearly defined and communicated to the applicable business unit leader. • Audit process for performance results. The Company regularly reviews, tracks and reports to the CNG Committee on performance against established metrics and on potential compensation payouts to effectively identify any misalignment and manage any inherent risks. • Validation of payout calculations. VIP payout calculations are audited and provided to the CNG Committee for review. • Policy for timing of equity grants. The Board has adopted a policy on granting equity awards with guidelines governing the timing of equity grants and has adhered to such policy. • Independent advisor. The CNG Committee uses an independent advisor on an as-needed basis to provide an external perspective on market changes and best practices related to compensation design, governance and compensation risk management. An independent advisor was not retained by the CNG Committee in Fiscal 2019. • Clawback policy. Amended and restated in December 2016, the Company’s policy covers recoupment of incentive and equity-based compensation in certain circumstances in connection with financial restatements and misconduct. • Anti-hedging policy. The Company’s Insider Trading Policy prohibits any officer or director from engaging in any kind of hedging or equity monetization strategy that could reduce or limit his or her economic risk with respect to his or her holdings, ownership or interest in or to Company securities. The policy specifies that hedging transactions include trades in derivative securities that are designed to hedge or offset a decrease in the market value of Company securities. The Company is not aware of any of its current Executive Officers or directors engaging in any hedging activities or share pledging. • Share ownership guidelines. The Chief Executive Officer is required to maintain four times his salary in Company equity (two times salary for other Executive Officers) to help align his interests with shareholders and the longer-term performance of the Company. • Non-binding shareholder Advisory Vote on Executive Compensation. The Company has an annual Advisory Vote on Executive Compensation which allows for shareholders to express approval or disapproval of the approach to executive compensation. See “Business to be Transacted at the Meeting – 4. Advisory Vote on Executive Compensation” in this Management Information Circular. 34

F. Company Total Shareholder Return Performance vs. Index and Aggregate NEO Compensation The following graph shows the cumulative total shareholder return of $100 invested in the Common Shares compared to the S&P/TSX Composite Index (expressed in CDN dollars) for (i) the period of February 28, 2014 to February 28, 2019. Cumulative Total Shareholder Return Over the Last Five Fiscal Years 150.00 140.00 130.00 120.00 110.00 100.00 90.00 80.00 70.00 60.00 2/28/2014 2/28/2015 2/29/2016 2/28/2017 2/28/2018 2/28/2019 BB-CA TSX February 28, February 27, February 29, February 28, February 28, February 28, 2014 2015 2016 2017 2018 2019 BB 100.00 122.53 95.57 83.53 140.90 103.53 TSX 100.00 107.21 90.40 108.37 108.68 112.59 The Common Shares outperformed the index for three of the five years ending with Fiscal 2019, and slightly underperformed the index over the five-year period as a whole. G. Summary Compensation Table and Disclosures The following table provides a summary of the total compensation awarded to, earned by, paid to, or payable to, each NEO of the Company for Fiscal 2019, Fiscal 2018 and Fiscal 2017. 35

Summary Compensation Table							
Name and Principal Position	Year[1]	Salary[2]	Share-based Awards[3]	Option-based Awards	Non-equity Annual Incentive Plan Compensation[4]	All Other[5]	Total
John Chen Executive Chair and Chief Executive Officer	2019 2018 2017	$1,000,000 $1,000,000 $1,000,000	$106,300,000 $0 $1,999,999	$0 $0 $0	$2,266,200 $2,000,000 $0	$13,750 $13,500 $17,096	$109,579,950 $3,013,500 $3,017,095
Steven Capelli Chief Financial Officer	2019 2018 2017	$562,603 $514,863 $213,699	$2,999,997 $1,499,998 $2,999,986	$0 $0 $0	$637,485 $444,430 $32,055	$14,250 $17,615 $0	$4,214,334 $2,476,907 $3,245,740
Stuart McClure President, BlackBerry Cylance	2019	$13,151	$29,348,116	$0	$14,901	$0	$29,376,168
Randall Cook Chief Legal Officer and Corporate Secretary	2019	$229,315	$1,199,986	$0	$194,878	$100,000	$1,724,179
Nita White-Ivy EVP, Human Resources	2019 2018 2017	$442,365 $427,134 $408,493	$649,995 $399,998 $399,985	$0 $0 $0	$387,867 $285,305 $48,750	$14,151 $13,154 $14,460	$1,494,377 $1,125,591 $871,688

[1] Fiscal 2017 covers the period from March 1, 2016 to February 28, 2017, inclusive, Fiscal 2018 covers the period from March 1, 2017 to February 28, 2018, inclusive and Fiscal 2019 covers the period from March 1, 2018 to February 28, 2019, inclusive.

[2] Mr. Chen assumed the position of Executive Chair and Chief Executive Officer on November 13, 2013 with a base salary of $1,000,000. Mr. Capelli assumed the position of Chief Financial Officer on October 1, 2016, with a base salary of $500,000, with an increase to $535,000 on September 27, 2017 and a further increase to $600,000 on September 27, 2018. Mr. McClure joined the Company on February 21, 2019 with a base salary of $600,000. Mr. Cook joined the Company on August 28, 2018 with a base salary of $450,000. Ms. White-Ivy joined the Company on June 1, 2014 with a base salary of $400,000, with an increase to $420,000 on September 27, 2016, a further increase to $436,800 on September 27, 2017 and a further increase to $449,904 on September 27, 2018. The salaries for all NEOs represent the amount of salary received each fiscal year, which reflects the hiring date and any salary changes.

[3] TBRSU awards were valued using the fair market value of Common Shares on the NASDAQ or NYSE, as applicable, on the respective award dates, as follows: $7.94 on September 29, 2016, $11.18 on September 29, 2017, $10.63 on April 10, 2018 and $10.83 on October 1, 2018. The calculated fair value: (i) of the Company Target PBRSUs granted in Fiscal 2019 and 2018 was assumed to be, and accounted for, at market price at the date of grant ($10.83 and $11.18 respectively); (ii) of the Extension PBRSUs granted in Fiscal 2019 was assumed to be, and accounted for, at market price at the date of grant of $10.63; and (iii) of the McClure PBRSUs granted was assumed to be, and accounted for, at market price at the date of the grant of $9.40. Market Condition PBRSU awards granted in Fiscal 2017 were assumed to be, and accounted for, at market price at the date of grant of $7.94. These values were determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. This column reflects the value of the Target Award granted in respect of the Company Target PBRSUs and Market Condition PBRSUs based on the determination that performance at target would be the probable outcome of the performance condition. See "D. Executive Compensation Decision-Making – 3. Compensation Elements and Company Goals -- Long-Term Incentive Compensation" in this CD&A, as well as the table footnotes in that section summarizing the long-term incentive awards granted to NEOs in Fiscal 2019, for the values of the Company Target PBRSUs and Market Condition PBRSUs if the Maximum Awards were to vest and if all of the Extension PBRSUs and McClure Award were to vest. The Fiscal 2019 RSU awards for Mr. Capelli and Ms. White-Ivy include TBRSUs and Company Target PBRSUs awarded as part of the annual long-term incentive program. The amount for Mr. Cook in respect of Fiscal 2019 includes TBRSUs and Company Target PBRSUs awarded to him as a new hire. The amount for Mr. Chen in respect of Fiscal 2019 includes TBRSUs and Extension PBRSUs awarded in connection with the Chen Extension. The amount for Mr. McClure in respect of Fiscal 2019 includes PBRSUs awarded in connection with the McClure Award. The Fiscal 2018 RSU awards for Mr. Capelli and Ms. White-Ivy include TBRSUs and Company Target PBRSUs awarded as part of the annual long-term incentive program. The amount for Mr. Chen in respect of Fiscal 2017 includes a grant of TBRSUs in lieu of the Chen Cash Bonus.

[4] Amounts in this column paid or made payable in respect of Fiscal 2019 include the Chen Cash Bonus and Fiscal 2019 VIP awards for Messrs. Capelli, McClure and Cook, and Ms. White-Ivy. Amounts in this column paid or made payable in respect of Fiscal 2018 include the Chen Cash Bonus and Fiscal 2018 VIP awards for Mr. Capelli and Ms. White-Ivy. Amounts in this column paid or made payable in respect of Fiscal 2017 include discretionary bonus awards for Mr. Capelli and Ms. White-Ivy.

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[5] Amounts in this column include Company contributions to retirement savings plans for each NEO during Fiscal 2017, Fiscal 2018 and Fiscal 2019 in connection with the NEO's participation in the 401(k) Plan in addition to wellness reimbursements for each of these respective years. Amounts in this column paid or made payable in respect of Fiscal 2019 include a cash signing bonus for Mr. Cook.

Outstanding Stock Options and RSU Awards

The following table provides a summary of the outstanding stock options and RSU awards for each of the NEOs as of February 28, 2019:

	Option-based Awards				Share-based Awards		
Name and Principal Position	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised In-the-Money Options ($)[1]	Number of Shares or Units of Shares That Have Not Vested (#)	Market or Payout Value of Share-based Awards That Have Not Vested ($)[1]	Market or Payout Value of Vested Share-based Awards Not Paid Out or Distributed ($)
John Chen Executive Chair and Chief Executive Officer	0	-	-	-	10,000,000	$87,000,000	-
Steven Capelli Chief Financial Officer	0	-	-	-	837,954	$7,290,200	-
Stuart McClure President, BlackBerry Cylance	0	-	-	-	3,122,140	$29,348,116	-
Randall Cook Chief Legal Officer and Corporate Secretary	0	-	-	-	138,502	$1,204,967	-
Nita White-Ivy EVP, Human Resources	0	-	-	-	159,959	$1,391,643	-

[1] TBRSUs, Market Condition PBRSUs, Company Target PBRSUs, and Extension PBRSU's granted to Mr. Chen were valued using the NYSE closing price of the Common Shares on February 28, 2019 of $8.70. In addition, this table reflects numbers and values if the Maximum Awards in respect of Market Condition PBRSUs and Company Target PBRSUs were to vest and if all of the Extension PBRSUs and McClure PBRSUs were to vest.

Incentive Plan Awards - Value Vested or Earned during Fiscal 2019

The following table provides a summary of the value of stock option and RSU awards that vested during Fiscal 2019, as well as the value of annual incentive compensation for Fiscal 2019:

Name and Principal Position	Option-based Awards - Value Vested During the Year ($)	Share-based Awards - Value Vested During the Year ($)[1]	Non-equity Incentive Plan Compensation - Value Earned During the Year ($)[2]
John Chen Executive Chair and Chief Executive Officer	$0	$58,240,000	$2,266,200
Steven Capelli Chief Financial Officer	$0	$971,101	$637,485

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Stuart McClure President, BlackBerry Cylance	$0	$0	$14,901
Randall Cook Chief Legal Officer and Corporate Secretary	$0	$0	$294,878
Nita White-Ivy Executive Vice President, Human Resources	$0	$570,957	$387,867

[1] RSU awards were valued using the fair market value of Common Shares on the vesting date on the NYSE.

[2] Amounts in this column paid or made payable in respect of Fiscal 2019 include the Chen Cash Bonus and the Fiscal 2019 VIP awards for Messrs. Capelli, McClure and Cook, and Ms. White-Ivy, and a signing bonus of $100,000 for Mr. Cook.

During Fiscal 2019, the three-year performance period expired with respect to Market Condition PBRSUs that were granted to Ms. White-Ivy during Fiscal 2016. Based on the achievement of the Company for the performance period, 87% of the Target Award for such Market Condition PBRSUs held by Ms. White-Ivy vested.

H. Employment Arrangements, Termination and Change of Control Benefits

This section summarizes details of provisions in employment contracts and long-term incentive plans that would trigger payments by, or confer benefits from, the Company to the NEOs upon termination, a change of control or retirement. The Company has change of control and severance guidelines that cover the Executive Officers and certain other senior executives. These guidelines are designed to retain key members of management for the benefit of the Company and its shareholders by providing the executives with base line protection in the event of a termination of their employment without cause, including in connection with a change of control.

1. Employment Arrangements

Executive Chair and Chief Executive Officer

Mr. Chen is employed under a written employment contract that was entered into on November 3, 2013, as amended on October 8, 2015 and as supplemented by the Chen Extension on March 14, 2018, which provides for the following:

Termination without Cause or for Good Reason – General	• Company will pay the difference between base salary earned prior to the date of termination and any additional base salary he would have been entitled to had he remained employed for the entire year in which he was terminated. • In addition, the Company shall provide: ○ lump sum payment of two times base salary at time of termination; ○ lump sum payment of two times the full amount of bonus entitled to at the conclusion of the fiscal year in which terminated; ○ lifetime medical, dental, and health and welfare coverage for Mr. Chen, his spouse and eligible dependents until the later of his death or the death of his spouse and continuation of all other benefits entitlements for 18 months following termination; and ○ accelerated vesting of unvested RSUs, including the Extension TBRSUs and Extension PBRSUs, and of the Extension Cash Award.
Termination without Cause or for Good Reason – Change of Control	• Termination for "good reason" includes a "Change of Control". If within 24 months after a Change of Control the Company terminates Mr. Chen, or Mr. Chen terminates the agreement, he shall be entitled to the same benefit package he would have received had the Company terminated him without cause.
Termination with Cause	• Company will pay any unpaid base salary earned to the date of termination.

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Chief Financial Officer

Mr. Capelli is employed as Chief Financial Officer under a written employment contract that was entered into on September 16, 2016, which provides for the following:

Termination without Cause or for Good Reason – General	• Company will provide:
	  o current annual base salary for 12 months, plus one month of base salary per completed year of service, to a maximum of 24 months from the date of termination (the "Severance Period");
	  o regular contributions to continue all non-equity benefits for the duration of the Severance Period;
	  o all entitlements pursuant to any Company equity-based plans continue to vest during the Severance Period, and once vested are exercisable in accordance with the terms of the applicable plan(s) and agreement(s); and
	  o VIP payment for the fiscal year in which termination occurs, prorated for the period up to the date of termination.

Termination without Cause or for Good Reason – before or within 24 months following a Change of Control	• Company will make a lump sum payment equal to two times base salary. • Company will continue to make regular contributions to continue all non-equity benefits for 24 months (to the extent permitted). • In lieu of any bonus or incentive compensation, Company will pay an amount equal to base salary as of the date of termination, multiplied by the then current applicable VIP target percentage times two. • All outstanding equity will immediately and automatically become fully vested and all such vested rights will be exercisable for the applicable period of time under the governing plan or grant agreement.
Voluntary resignation or termination for Just Cause	• No entitlement to compensation except for unpaid base salary, vacation earned to date of termination and reasonable unpaid expenses. All benefits cease on date of termination.

President, BlackBerry Cylance

Mr. McClure is employed as President, BlackBerry Cylance under a written employment contract that became effective as of February 21, 2019 which provides for the following:

Termination without Cause or for Good Reason – General	• Company will provide:
	  o current annual base salary for 12 months, plus one month of base salary per completed year of service, to a maximum of 24 months from the date of termination (the "Severance Period");
	  o regular contributions to continue all non-equity benefits for the duration of the Severance Period;
	  o all entitlements pursuant to any Company equity-based plans continue to vest during the Severance Period, and once vested are exercisable in accordance with the terms of the applicable plan(s) and agreement(s); and
	  o VIP payment for the fiscal year in which termination occurs, prorated for the period up to the date of termination.

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Termination without • Company will make a lump sum payment equal to two times base salary. Cause or for Good • Company will continue to make regular contributions to continue all non-equity Reason – before or benefits for 24 months (to the extent permitted). within 24 months • In lieu of any bonus or incentive compensation, Company will pay an amount following a Change of equal to base salary as of the date of termination, multiplied by the then current Control applicable VIP target percentage times two. • All outstanding equity will immediately and automatically become fully vested and all such vested rights will be exercisable for the applicable period of time under the governing plan or grant agreement. Voluntary Resignation • No entitlement to compensation except for unpaid base salary, vacation earned or Termination for Just to date of termination and reasonable unpaid expenses. All benefits cease on Cause date of termination. Chief Legal Officer and Corporate Secretary Mr. Cook is employed as Chief Legal Officer and Corporate Secretary under a written employment contract that was entered into on August 3, 2018, as amended on August 6, 2018, which provides for the following: Termination without • Company will provide: Cause or for Good o current annual base salary for 12 months, plus one month of base salary Reason – General per completed year of service, to a maximum of 24 months from the date of termination (the “Severance Period”); o regular contributions to continue all non-equity benefits for the duration of the Severance Period; o all entitlements pursuant to any Company equity-based plans continue to vest during the Severance Period, and once vested are exercisable in accordance with the terms of the applicable plan(s) and agreement(s); and o VIP payment for the fiscal year in which termination occurs, prorated for the period up to the date of termination. Termination without • Company will make a lump sum payment equal to two times base salary. Cause or for Good • Company will continue to make regular contributions to continue all non-equity Reason – before or benefits for 24 months (to the extent permitted). within 24 months • In lieu of any bonus or incentive compensation, Company will pay an amount following a Change of equal to base salary as of the date of termination, multiplied by the then current Control applicable VIP target percentage times two. • All outstanding equity will immediately and automatically become fully vested and all such vested rights will be exercisable for the applicable period of time under the governing plan or grant agreement. Voluntary resignation or • No entitlement to compensation except for unpaid base salary, vacation earned termination for Just to date of termination and reasonable unpaid expenses. All benefits cease on Cause date of termination. Executive Vice President, Human Resources Ms. White-Ivy is employed as Executive Vice President, Human Resources under a written employment contract that was entered into on June 6, 2014, as amended and restated on June 18, 2014 and as further amended on October 3, 2014, June 16, 2015 and April 7, 2017, which provides for the following: 40

Termination without Cause or for Good Reason – General	• Company will provide: ○ current annual base salary for 12 months, plus one month of base salary per completed year of service, to a maximum of 24 months from the date of termination (the "Severance Period"); ○ regular contributions to continue all non-equity benefits for the duration of the Severance Period; ○ all entitlements pursuant to any Company equity-based plans continue to vest during the Severance Period, and once vested are exercisable in accordance with the terms of the applicable plan(s) and agreement(s); and ○ VIP payment for the fiscal year in which termination occurs, prorated for the period up to the date of termination.
Termination without Cause or for Good Reason – before or within 24 months following a Change of Control	• Company will make a lump sum payment equal to two times base salary. • Company will continue to make regular contributions to continue all non-equity benefits for 24 months (to the extent permitted). • In lieu of any bonus or incentive compensation, Company will pay an amount equal to base salary as of the date of termination, multiplied by the then current applicable VIP target percentage times two. • All outstanding equity will immediately and automatically become fully vested and all such vested rights will be exercisable for the applicable period of time under the governing plan or grant agreement.
Voluntary resignation or termination for Just Cause	• No entitlement to compensation except for unpaid base salary, vacation earned to date of termination and reasonable unpaid expenses. All benefits cease on date of termination.

If the termination clauses under the respective employment contracts of the NEOs had been triggered on the last day of Fiscal 2019, the value of their entitlements would be as follows:

	Base Salary	Annual Incentive[1]	Benefits	Retirement Savings	Long-Term Incentive Awards[2]	Total
Termination						
John Chen	$2,000,000	$4,000,000	$1,286,383	$20,750	$177,000,000	$184,307,133
Steven Capelli	$700,000	$637,485	$23,533	$16,139	$2,787,628	$4,164,784
Stuart McClure	$600,000	$14,901	$10,555	$13,833	$0	$639,290
Randall Cook	$450,000	$194,878	$22,200	$13,833	$160,663	$841,574
Nita White-Ivy	$599,872	$387,867	$2,827	$18,444	$431,085	$1,440,095
Change of Control						
John Chen	$2,000,000	$4,000,000	$1,286,383	$20,750	$177,000,000	$184,307,133
Steven Capelli	$1,200,000	$1,200,000	$40,342	$27,667	$5,574,107	$8,042,116
Stuart McClure	$1,200,000	$1,200,000	$21,110	$27,667	$27,162,618	$29,611,395
Randall Cook	$900,000	$675,000	$44,400	$27,667	$963,977	$2,611,044
Nita White-Ivy	$899,808	$696,280	$4,240	$27,667	$1,073,728	$2,701,722

[1] In the case of termination (including if in connection with a change of control), Mr. Chen is entitled to two times the Chen Cash Bonus. In the case of termination absent a change of control, the NEOs other than Mr. Chen are entitled to their VIP payout for the year in which termination occurs. The amounts noted are based on the most recent VIP payouts received by Messrs. Capelli, McClure and Cook, and Ms. White-Ivy.

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2 In the case of a termination (including if in connection with a change of control), the Extension TBRSUs, Extension PBRSUs and Extension Cash Award all automatically vest. In the case of a termination absent a change of control for the NEOs other than Mr. Chen, the equity awards do not accelerate and will continue to vest for a period of 14 months after termination in the case of Mr. Capelli, 12 months after termination in the case of Mr. Cook and 16 months after termination in the case of Ms. White-Ivy. 2. Long-Term Incentive Plans The Equity Incentive Plan includes provisions relating to a change of control of the Company and termination of employment. See “Securities Authorized for Issuance Under Equity Compensation Plans – Equity Incentive Plan – Termination Entitlements” in this Management Information Circular for more information. DIRECTOR COMPENSATION Director Fee Schedule Directors who are also officers of the Company receive no additional remuneration for acting as directors. Mr. Chen is the only director who is also an officer of the Company. Director compensation is as outlined in the below chart: Compensation1 Fiscal 2019 Fiscal 2018 Initial retainer $150,000 $150,000 Annual Board retainer $270,000 $270,000 Additional annual retainer for Board Chair2 $75,000 $75,000 Additional annual retainer for Audit and Risk Management $25,000 $25,000 Committee Chair Additional annual retainer for CNG Committee Chair $20,000 $20,000 1 All amounts are in CDN dollars. 2 Mr. Chen is an officer of the Company and therefore does not receive additional remuneration for his service as Executive Chair of the Board. Mr. Watsa has declined any additional remuneration for his service as Lead Director of the Company. Directors who are not officers of the Company are also reimbursed for out-of-pocket expenses for attending all Board and committee meetings. Initial Board Retainer An initial one-time Board retainer is paid to each new director who is not a Company officer upon becoming a member of the Board. The initial retainer is satisfied in the form of DSUs and a director is required to retain all DSUs granted in satisfaction of the initial retainer until he or she ceases to be a member of the Board. Annual Board Retainer Since July 1, 2017, 100% of the annual Board retainer has been payable in DSUs. A director is required to retain all DSUs granted in satisfaction of the annual Board retainer until he or she ceases to be a member of the Board. Share Ownership Guidelines In Fiscal 2012, the Board adopted a guideline that each director who is not an officer of the Company should hold Common Shares and/or DSUs with an aggregate value of not less than four times the annual retainer paid to each director. A director’s compliance with these guidelines is assessed based on the greater of the purchase price, grant price or market value of the Common Shares and/or DSUs held by that director. Directors are expected to reach the guideline ownership level within five years of joining the Board, and the DSUs awarded to directors over four years will satisfy the shareholding guideline. The shareholding guideline has been satisfied by Messrs. Daniels, Dattels, 42

Lynch and Watsa and by Ms. Stymiest. Dr. Smaldone Alsup and Mr. Wouters have served as members of the Board for under four years and have additional time to meet the guideline.

Director Compensation Table

Set out below are amounts earned by the non-officer directors in respect of membership on the Board and its committees in Fiscal 2019, 100% of which were paid in DSUs. No other compensation is payable to such directors, other than the reimbursement of expenses.

Name	Total Fees Earned[1]
Mike Daniels	$206,406
Timothy Dattels	$206,406
Richard Lynch	$206,406
Laurie Smaldone Alsup	$206,406
Barbara Stymiest[2]	$225,518
V. Prem Watsa[3]	$221,696
Wayne Wouters	$206,406

[1] Director fees are earned in Canadian dollars and have been converted to U.S. dollars using the Bank of Canada average rate of $1 = CDN $1.3081 for Fiscal 2019.

[2] Ms. Stymiest's "Total Fees Earned" includes $19,112 on account of her position as Chair of the Audit and Risk Management Committee.

[3] Mr. Watsa's "Total Fees Earned" includes $15,289 on account of his position as Chair of the CNG Committee.

Outstanding DSU Awards

Set out below is a summary of the outstanding DSU awards for each of the non-officer directors of the Company as at February 28, 2019, including DSUs credited to each director before Fiscal 2019. No stock options have been granted to the non-officer directors of the Company.

Name	Number of DSUs that have been Credited but not Redeemed	Market Value of DSUs that have been Credited but not Redeemed[1, 2]
Mike Daniels	99,561	$886,186
Timothy Dattels	153,357	$1,334,213
Richard Lynch	129,454	$1,126,251
Laurie Smaldone Alsup	88,239	$767,682
Barbara Stymiest	164,539	$1,431,489
V. Prem Watsa	112,694	$980,439
Wayne Wouters	81,106	$705,629

[1] DSU awards do not have vesting conditions/requirements and are redeemable by directors upon ceasing to be a member of the Board..

[2] DSU awards were valued using the NYSE closing price of Common Shares on February 28, 2018 of $8.70.

See "Securities Authorized for Issuance Under Equity Compensation Plans – DSU Plan" in this Management Information Circular for an overview and summary of the key provisions of the DSU Plan.

As of February 28, 2019, 828,950 DSUs were outstanding under the DSU Plan, which represents approximately 0.15% of the Company's total outstanding Common Shares. Accordingly, as of February 28, 2019, 4,644,629 Common Shares, representing approximately 0.85% of the Company's issued and outstanding Common Shares (on a non-diluted basis), were available for issuance under the DSU Plan.

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INDEBTEDNESS OF DIRECTORS AND OFFICERS As at the Record Date, there was no indebtedness owing to the Company or any of its subsidiaries by any directors, executive officers, employees or former directors, executive officers or employees of the Company or any of its subsidiaries. In addition, no director or executive officer, proposed nominee for election as a director of the Company, or any associate of any director, executive officer or proposed nominee was indebted to the Company in Fiscal 2019. DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE The Company maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The total amount of insurance coverage as at the end of Fiscal 2019 for the directors and officers as a group is $200 million. The annual premium payable by the Company in respect of such insurance is approximately $2.5 million. The directors and officers are not required to pay any premium in respect of this insurance. The policy contains standard industry exclusions and no claims have been made thereunder to date. INDEMNIFICATION Under the Business Corporations Act (Ontario), the Company may indemnify a director or officer of the Company against all costs, charges and expenses reasonably incurred by him or her in respect of any civil, criminal or administrative action where he or she has acted honestly and in good faith with a view to the best interests of the Company and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. Further, pursuant to the Company’s by-laws, the Company is required to indemnify its directors and officers if they satisfy the above described conditions. As is customary for many public corporations, the Company entered into indemnity agreements (the “Indemnity Agreements”) with its directors and executive officers whereby the Company agreed, subject to applicable law, to indemnify those persons against all costs, charges and expenses which they may sustain or incur in third party actions if such director or officer complied with his or her fiduciary duties and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The Indemnity Agreements further require the Company to pay interim costs and expenses of the director or officer subject to the requirement that the director or officer must repay such costs and expenses if the outcome of any litigation or proceeding establishes that the director or officer was not entitled to indemnification. INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON No person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last completed fiscal year, no proposed nominee for election as a director, nor any associate or any affiliate of any such person or nominee, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as disclosed in this Management Information Circular. Furthermore, no “informed person” of the Company (as such term is defined under applicable securities laws), proposed nominee for election as a director of the Company and no associate or affiliate of any such informed person or proposed nominee has or had a material interest, direct or indirect, in any transaction since the beginning of the Company’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries or affiliates, other than Mr. Watsa, the Chairman and Chief Executive Officer, and a significant shareholder, of Fairfax, which directly or indirectly owns an aggregate $500 million principal amount of the outstanding 3.75% Debentures. See also Mr. Watsa’s biography under “Business to be Transacted at the Meeting – 2. Election of Directors” in this Management Information Circular for a description of Fairfax’s ownership of Common Shares and 3.75% Debentures. SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS The following table sets out, as at February 28, 2019: (i) the number of Common Shares to be issued upon (a) the exercise of Options granted under the Equity Incentive Plan, (b) the vesting of RSUs granted under the Equity Incentive Plan, as well as those granted as employment inducements, and (c) the redemption of outstanding DSUs; (ii) the weighted average exercise price of such Options; and (iii) the number of Common Shares remaining available for future issuance under the Equity Incentive Plan, the DSU Plan, and the Employee Stock Purchase Plan (“ESPP”). 44

Plan Category	Number of Common Shares to be issued upon exercise of Options, vesting of RSUs, and redemption of outstanding DSUs	Weighted-average exercise price of outstanding Options	Number of Common Shares remaining available for future issuance under the equity compensation plans
Equity compensation plans approved by shareholders	18,751,539 (Equity Incentive Plan) 828,953 (DSU Plan)	$7.58	12,392,682 (Equity Incentive Plan) 4,644,629 (DSU Plan) 2,515,204 (ESPP)
Total[1]	19,580,492	$7.58	19,552,515

[1] The foregoing table excludes 9,144,176 Common Shares issuable under the BlackBerry-Cylance Plan and 4,182,189 Common Shares issuance in connection with the Inducement Awards, each as described below. See "Securities Authorized for Issuance Under Equity Compensation Plans – BlackBerry-Cylance Plan" and "- Inducement Awards". The related grants were effective after the fiscal year end. The weighted-average exercise price of the options granted under the BlackBerry-Cylance Plan as of their grant date was US$3.93. No additional Common Shares are available for future issuance under the BlackBerry-Cylance Plan or in respect of the Inducement Awards.

As of February 28, 2019, Options to purchase an aggregate of 694,111 Common Shares, representing approximately 0.13% of the Company's issued and outstanding Common Shares on a non-diluted basis were outstanding under the Equity Incentive Plan, and the number of Common Shares allocated to RSUs was 18,057,428, representing approximately 3.30% of the Company's issued and outstanding Common Shares. As of February 28, 2019, 12,392,682 Common Shares, representing approximately 2.26% of the Company's issued and outstanding Common Shares (on a non-diluted basis), were available for issuance under the Equity Incentive Plan (assuming full deduction of equivalent Common Shares against the share limit for grants under that plan).

The following table shows the Company's burn rate with respect to the issuance of time-based RSUs ("TBRSUs"), performance-based RSUs ("PBRSUs"), stock options and DSUs over the past three fiscal years, expressed as a percentage of the weighted average number of outstanding Common Shares for the applicable fiscal year. The table shows gross burn rates without deduction for any awards that were forfeited or that expired prior to vesting during any year.

Award Type[1]	Fiscal 2019	Fiscal 2018	Fiscal 2017
TBRSUs	1.38%	0.50%	0.77%
PBRSUs	1.09%	0.16%	0.19%
Stock options	0.00%	0.00%	0.13%
DSUs	0.03%	0.02%	0.03%

[1] The foregoing table excludes options and RSUs granted under the BlackBerry-Cylance Plan described below, as well as the Inducement Awards, as these grants were effective after the fiscal year end.

Each grant of PBRSUs specifies a target award, which reflects the number of PBRSUs that will vest if 100% of the applicable target performance is achieved, and a maximum possible award of 150% of the target award. The PBRSU burn rates shown in the table above reflect the target award.

Equity Incentive Plan

The Equity Incentive Plan was originally approved by the shareholders of the Company at the Company's annual and special meeting on July 9, 2013. Amendments to the Equity Incentive Plan were approved by the shareholders of the Company at the Company's annual and special meetings held on June 23, 2015 and June 21, 2017.

Overview

The objectives of the Equity Incentive Plan are to assist the Company and its affiliates to attract, retain and motivate executive officers and employees through equity-based awards.

RSUs are notional securities that rise and fall in value based on the value of the Common Shares, and are redeemed for Common Shares issued by the Company or for the cash equivalent on vesting dates established at the time of grant, in the sole discretion of the Company. The CNG Committee believes that RSU awards promote the mid-term and

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long-term success of the Company by providing additional flexibility in recruiting, motivating and retaining employees based on their current and potential ability to contribute to the success of the Company. Each awarded Option provides for the issuance of one Common Share by the Company upon the payment of a pre- determined exercise price. Options are granted subject to specified time-based or other vesting conditions and remain exercisable until a defined expiry date. The CNG Committee believes that Option awards assist in the attraction and retention of employees and provide a strong incentive for employees to put forth maximum effort for the continued success and growth of the Company. Other than RSUs and Options, no forms of equity incentive are contemplated by the Equity Incentive Plan. Subject to certain adjustments as described below, the total number of Common Shares available for grant under the Equity Incentive Plan is 33,875,000, representing approximately 6.19% of the Company’s issued and outstanding Common Shares as of February 28, 2019. The Equity Incentive Plan incorporates what is referred to as a “fungible plan design”, meaning that each RSU granted counts against the number of Common Share available for issuance under the Equity Incentive Plan at a greater rate than does each Option granted (Options and RSUs are referred to herein as “Awards”). Each Option granted under the Equity Incentive Plan is counted as 0.625 shares against the Common Share reserve, and each RSU granted under the Equity Incentive Plan is counted as one share against the Common Share reserve. Three Year Approval of Equity Incentive Plan The Equity Incentive Plan is considered an “evergreen” plan because: (i) Common Shares that are withheld to satisfy applicable income tax obligations upon the settlement of RSUs are available for subsequent grants under the Equity Incentive Plan, (ii) Options only count against the Common Share reserve as 0.625 Common Shares, and (iii) Common Shares available for issuance pursuant to awards granted under the Equity Incentive Plan that are forfeited, cancelled or settled for cash are available for subsequent grants under the Equity Incentive Plan. As such, the TSX requires that the Equity Incentive Plan be submitted to shareholders of the Company to approve unallocated entitlements within three years after institution and within every three years thereafter. Unallocated entitlements under the Equity Incentive Plan were most recently approved by the shareholders of the Company at the Company’s annual and special meeting on June 22, 2016. Summary of Key Provisions The following is a summary of the principal provisions of the Equity Incentive Plan: Administration: The Equity Incentive Plan is administered by the Board, which delegates its authority to the CNG Committee or the Executive Chair of the Company, as contemplated by the Equity Incentive Plan and the Company’s policy on granting equity awards (the “Awards Policy”) Participation: Participation in the Equity Incentive Plan is open to employees of the Company and any of its affiliates that are designated by the Board. Participation in the Equity Incentive Plan is voluntary. Participation Limits: The number of the Company’s Common Shares (i) issued to insiders of the Company within any one year period, and (ii) issuable to insiders of the Company, at any time, under the Equity Incentive Plan, or when combined with all of the Company’s security based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 5% of the Company’s outstanding Common Shares may be issued to any one participant under the Equity Incentive Plan or any other security-based compensation arrangement. No more than 10% of the Company’s outstanding Common Shares may be issued under the Equity Incentive Plan or any other security-based compensation arrangement in any one-year period. Award Agreements: Awards will be documented by written Award agreements, which will reflect the specific terms of a particular grant of Options or RSUs. The Board has the discretion to permit the exercise of Awards on other terms as it may determine, provided that no Award may be extended past the prescribed expiry date. 46

Shares Available and Share Counting: Subject to certain equitable adjustments as provided in the Equity Incentive Plan and described below, a total of 33,875,000 Common Shares are authorized for Awards granted under the Equity Incentive Plan. As of February 28, 2019, 12,392,682 Common Shares remained available for issuance under the Equity Incentive Plan. Common Shares subject to Cancellation Additions and Withholding Additions will be added to the Common Shares available for Awards under the Equity Incentive Plan. Any Common Shares that again become available for Awards through a Cancellation Addition or a Withholding Addition will be added as (i) one Common Share for every RSU, and (ii) 0.625 Common Share for every Option. Due to Withholding Additions, it is possible that the Equity Incentive Plan may permit the issuance of more than 33,875,000 Common Shares. For greater certainty, the following shares will not be added to the Common Shares available for Awards under the Equity Incentive Plan: (i) shares tendered or withheld in payment of the purchase price of an Option; (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to Options; and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. Substitute Awards: Substitute Awards (as defined below) will not reduce the shares authorized for grant under the Equity Incentive Plan, nor will shares subject to a Substitute Award be added to the shares available for Awards under the Equity Incentive Plan as provided above. Additionally, in the event that a company acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or arrangement, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or arrangement to determine the consideration payable to the holders of common shares of the entities party to such acquisition or arrangement) may be used for Awards under the Equity Incentive Plan and will not reduce the shares authorized for grant (and shares subject to such awards will not be added to the shares available for Awards); provided that Awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or arrangement, and will only be made to individuals who were not employees or directors of the granting company prior to such acquisition or arrangement. For purposes of the Equity Incentive Plan, “Substitute Awards” means Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any subsidiary of the Company or with which the Company or any subsidiary of the Company amalgamates. Pricing: Options must have an exercise price of not less than the closing trading price of the Common Shares on the TSX or NYSE on the grant date or, if there is no closing trading price on that date, on the last preceding trading day. RSU Awards may either be expressed as a number of RSUs or be based on an aggregate dollar value of the Award to be granted and divided by the closing trading price of the Common Shares on the TSX or NYSE on the grant date. Shareholder approval is expressly required to: (a) reduce the exercise price of an Option after it is granted; (b) cancel an Option when the exercise price per share exceeds the then current market value in exchange for cash or another Award (other than in connection with a Change of Control (as defined below)); or (c) take any other action that would be treated as a repricing under TSX or NYSE rules. Restrictions on Dividends: No dividends or dividend equivalents may be granted, and none are payable, in connection with an Option or an RSU. Restrictions on Transfer: Except as required by law, the rights of a participant under the Equity Incentive Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the 47 participant. Awards may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. Terms and Expiry: Options may be granted having a term not to exceed five years. The term and vesting of Options is at the discretion of the CNG Committee or the Executive Chair and will be reflected in an Award agreement. Except as provided in the applicable Award agreement, RSUs have a term that expires not later than December 31 of the third calendar year after the applicable Award date. The term and specific vesting conditions for an RSU Award is at the discretion of the CNG Committee or the Executive Chair and will be reflected in an Award agreement. If an Option would otherwise expire during a trading blackout period, the term of such Option shall automatically be extended until ten (10) business days after the end of the blackout period. Termination Entitlements: Upon termination of employment for reasons other than death, all unvested Awards are forfeited (subject to the provisions below relating to a Change of Control, and to the provisions of any Award agreement made at the discretion of the Board). Options that are vested on the termination date may be exercised until the earlier of their stated expiry date and 90 days after the termination date. Upon the death of a participant, all unvested Awards will immediately vest. The vested Options may be exercised by the participant’s estate until the earlier of their stated expiry date and six months after the date of the participant’s death, and the vested RSUs will be settled by a cash payment to the participant’s estate. If, on or following a Change of Control, (A) a participant’s employment is terminated other than for cause during the Change of Control Period (as defined below), or (B) the Company or a successor issuer in the Change of Control has not assumed or replaced on substantially similar terms the participant’s existing Awards, then (i) all Awards will immediately vest, (ii) all restrictions on such Awards will lapse and (iii) all vested Options may be exercised until the earlier of their stated expiry date and one year after the termination date or the effective date of the Change of Control, as applicable, after which time all Options will expire and all vested RSUs will be settled by a cash payment to the participant. For purposes of the Equity Incentive Plan, a “Change of Control” is defined as of any of the following events: (a) an amalgamation, merger, consolidation, arrangement or other reorganization as a result of which the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the shares after completion of that transaction; (b) any individual, entity or group of persons acting jointly or in concert, acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the Company’s Common Shares, or any other transaction of similar effect; (c) the Company sells or otherwise transfers all or substantially all of its assets (other than a disposition or transfer of assets to an affiliate of the Company as part of a reorganization), where the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the Common Shares of the acquiring person immediately after the completion of such transaction; or (d) as a result of or in connection with the contested election of directors, the nominees named for election in the Company’s most recent management information circular do not constitute a majority of the Board. The “Change of Control Period” is the shorter of (i) 24 months following a Change of Control, and (ii) the period of time following a Change of Control that is specified in a participant’s employment agreement. Change of Control: In the event of a Change of Control, the Board shall have the authority to take all necessary steps so as to ensure the preservation of the economic interests of the participants in, and to prevent the dilution or enlargement of, any Options or RSUs, which unless otherwise provided in an Award agreement shall include ensuring that the Company or any entity which is or would be the successor to the Company or which may issue securities in exchange for shares upon the Change of Control becoming effective will assume each outstanding Award, or will provide each participant with new or replacement or amended Options or RSUs which will continue to vest following the Change of Control on similar terms and conditions as provided in the Equity Incentive Plan. 48

Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to amend or adjust outstanding Awards including changes to adjust (i) the number of Common Shares that may be acquired on the exercise of outstanding Options, (ii) the exercise price of outstanding Options, or (iii) the number of RSUs credited to a participant, in order to preserve proportionately the rights and obligations of participants. The Board also reserves the right to amend, suspend or terminate the Equity Incentive Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the Equity Incentive Plan or outstanding Awards without shareholder approval, except for the following amendments: • increasing the number of Common Shares reserved for issuance under the Equity Incentive Plan or other plan limits; • changing the definition of those participants who are eligible to participate in the Equity Incentive Plan; • reducing the exercise price of an Option (other than in connection with a capital reorganization) or any cancellation and reissuance of an Option; • extending the expiry date of an Award other than as contemplated by the Equity Incentive Plan; • permitting Awards to be transferred other than upon death; • permitting the addition or modification of a cashless exercise feature, payable in cash or shares, unless it provides for a full deduction of the number of underlying shares from the Equity Incentive Plan share reserve; • changing the amendment provisions of the Equity Incentive Plan; or • other amendments that require shareholder approval under applicable law or stock exchange rules. Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) housekeeping amendments, (ii) amendments to comply with tax laws, (iii) amendments to reduce or restrict participation, and (iv) amendments to accelerate vesting. On December 19, 2013, the Equity Incentive Plan was amended by the Board to provide for (a) the cashless exercise of Options by the participant making an election for the receipt of either (i) an amount in cash per Option, or (ii) a net number of Common Shares (in each case, net of any applicable withholding taxes or deductions) equal to the difference between the exercise price of the Option and the price at which a securities dealer designated by the Company is able to sell the Common Shares in the capital markets on the trading day that the exercise notice is given by the participant (with a full deduction of the underlying Common Shares from the plan reserve), and (b) the automatic extension of the vesting period of Awards for certain approved leaves. Shareholder approval of such amendments was not required as the amendments were covered under the general amendment provisions of the Equity Incentive Plan. On May 1, 2017, the Board unanimously approved an amendment to the Equity Incentive Plan under which the maximum number of Common Shares authorized for issuance thereunder was increased to 33,875,000 Common Shares, which amendment was subsequently approved by the shareholders of the Company at the annual and special meeting held on June 21, 2017. On May 2, 2018, the Equity Incentive Plan was amended by the Board to change the definition of “Market Value” to refer to the NYSE instead of to the Nasdaq Stock Market. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the Equity Incentive Plan. 49

DSU Plan Overview The DSU Plan was created to align director and shareholder interests, in that the value of DSUs is tied directly to the value of Common Shares. The DSU Plan also facilitates directors’ effective investment in Common Shares pursuant to the Company’s share ownership guidelines, as described under “Director Compensation – Share Ownership Guidelines”. Under the DSU Plan, each director who is not an officer of the Company is credited with DSUs in satisfaction of 100% of his or her initial and annual retainers. Under the DSU Plan, DSUs are granted and allocated to a notional account on a quarterly basis (with the exception of DSUs granted in respect of the initial Board retainer, which are granted in their entirety on the first award date after the director joins the Board). Additional DSUs would be granted in relation to any dividends paid during the time that DSUs are credited to the director, on a per equivalent Common Share basis. Each DSU has an initial value equal to the market value of a Common Share at the time the DSU is granted. A director cannot redeem DSUs until the director ceases to be a member of the Board or a director of an affiliate of the Company (or if he or she continues to be employed by the Company or an affiliate, following termination of his or her service). The DSUs will be redeemed no later than December 15 of the calendar year commencing immediately after the calendar year in which the director ceases to be a member of the Board or an employee of the Company or an affiliate, applicable. DSUs may, at the option of the Company, be redeemed for cash with the redemption value of each DSU equal to the weighted average trading price of the Common Shares over the five trading days preceding the redemption date. Alternatively, the redemption value may be satisfied by the delivery of Common Shares equal to the number of DSUs credited to the participant, either issued from treasury or purchased on behalf of the participant in the secondary market. Three Year Approval of DSU Plan The DSU Plan is considered an “evergreen” plan because the maximum number of Common Shares issuable from treasury upon redemption of DSUs is expressed as a percentage of the number of Common Shares issued and outstanding from time to time. As such, the TSX requires that the DSU Plan be submitted to shareholders of the Company to approve unallocated entitlements within three years after the initial approval of the DSU Plan by shareholders, and within every three years thereafter. The Company’s shareholders initially approved the DSU Plan on June 19, 2014 and approved all unallocated entitlements under the DSU Plan at the Company’s annual and special meeting held on June 21, 2017. Summary of Key Provisions The following is a summary of the principal provisions of the DSU Plan: Administration: The DSU Plan is administered by the CNG Committee, which may delegate any administrative responsibilities to an officer of the Company. Participation: Participation in the DSU Plan is open to non-executive directors of the Company. Participation in the DSU Plan is mandatory in connection with a director’s initial retainer and annual retainer, as described above. Insider Limits: As under the Company’s other security-based compensation arrangements, no more than 10% of the Company’s outstanding Common Shares may be issued to insiders of the Company in any one year period pursuant to the DSU Plan or any other security-based compensation arrangements, and no more than 10% of the Company’s outstanding Common Shares may be issuable at any time pursuant to the DSU Plan or any other security-based compensation arrangement in the aggregate. Plan Maximum: The total number of Common Shares issuable from treasury under the DSU Plan is 1% of the issued and outstanding Common Shares from time to time. There is no restriction on the redemption of DSUs for cash, or in consideration for Common Shares purchased in secondary market transactions. 50

Participation and Elections: Accounts are maintained for each participating director, to which DSUs granted under the DSU Plan are credited. Account and Pricing: DSUs granted to a director are credited to his or her account on the first business day of a fiscal quarter (or for a departing director, on the last business day on which he or she serves as a director) (an “Award Date”). DSUs granted in connection with a director’s initial retainer are credited in full on the first Award Date after joining the Board. Subsequent grants in respect of the annual retainer are made in quarterly instalments, prorated for the period of service, as applicable. DSUs are fully vested when granted. The number of DSUs to be granted from time to time is determined by dividing the amount of the retainer or other fees otherwise payable on the Award Date by the closing trading price of the Common Shares on that date on the TSX. Dividends: As of any dividend payment date, a participating director’s account will be credited with additional DSUs, determined by dividing (a) the product of the per share dividend and the number of DSUs credited in the account on the dividend record date, by (b) the closing trading price of a Common Share on the applicable date on the TSX (for Canadian participants) or NYSE (for U.S. participants). Redemption and Payout: DSUs may not be redeemed while a participant continues to serve as a director of the Company or of an affiliate (provided that the redemption may be deferred if the person continues to be employed by the Company or an affiliate). Following a specified period after the end of the participant’s service (or after the end of a blackout period in effect at that time, or such later date as may be agreed by the participant and the Company, subject to certain limitations), the DSUs credited to the participant will be redeemed. On redemption, the Company may elect to: • pay a cash amount equal to the product of the number of DSUs credited to the account and the five day weighted average trading price of the Common Shares on the TSX (for Canadian participants) or NYSE (for U.S. participants); • cause a broker to acquire in the secondary market on behalf of the participant a number of Common Shares equal to the number of whole DSUs credited to the account; or • issue from treasury a number of Common Shares equal to the number of whole DSUs credited to the account; in each case, less applicable withholding taxes, and with a cash payment calculated as described above in respect of any fractional DSUs. Restrictions on Transfer: DSUs are non-transferable, but may be redeemed following the incapacity or death of a director, with the proceeds disbursed to a director’s guardian or legal representative. Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to amend or adjust DSUs credited to an account including changes to adjust the number of DSUs credited to a participant in order to preserve proportionately the rights and obligations of participants. The Board also reserves the right to amend, suspend or terminate the DSU Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). However, the DSU Plan may not be amended, suspended or terminated in a way that would result in certain adverse tax consequences under U.S. or Canadian federal income tax laws. The Board may make amendments to the DSU Plan or outstanding DSUs without shareholder approval, including the following types of amendments: • amendments of a “housekeeping” or administrative nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the DSU Plan or to correct or supplement any provision of the DSU Plan that is inconsistent with any other provision of the DSU Plan; 51

• amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX and NYSE and certain tax laws); • amendments respecting administration of the DSU Plan; • any amendment to add or modify the vesting or redemption provisions of the DSU Plan or any DSU; • any amendment to the definition of “participant” or otherwise relating to the eligibility of any participant; • any amendment to facilitate the participation in the DSU Plan by, and the granting of DSUs to, directors who are subject to the laws of countries other than those of Canada, which grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the DSU Plan for the purpose of complying with foreign laws; • amendments necessary to suspend or terminate the DSU Plan; and • any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the TSX and NYSE). Shareholder approval will be required for the following amendments: • amendments to the number of Common Shares issuable from treasury under the DSU Plan, including an increase to a fixed number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage; • amendments which would permit discretionary grants of DSUs to directors; • amendments to remove or exceed the insider participation limits; • amendments to the amendment provision; and • amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations, and policies of the TSX and NYSE). On May 2, 2018, the DSU Plan was amended by the Board to change references to the Nasdaq Stock Market to the NYSE. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the DSU Plan. Employee Share Purchase Plan The ESPP was introduced in 2015 to enable eligible employees to acquire Common Shares in a convenient and systematic manner through payroll deductions, so as to encourage a proprietary interest in the operation, growth and development of the Company. The ESPP was approved by the shareholders of the Company at the Company’s annual and special meeting held on June 23, 2015. Administration: The ESPP is administered by the Board, which may delegate its authority to the CNG Committee as contemplated by the ESPP. Eligibility; Participation: Unless otherwise determined by the Board, participation in the ESPP is open to employees of the Company and any of its affiliates that are designated by the Board who are customarily employed for at least 20 hours per week and more than five months in any calendar year. Participation in the ESPP is voluntary. To participate in the ESPP, an eligible employee authorizes payroll deductions in an amount between 1% to 15% of his or her eligible compensation to be contributed to the ESPP, provided that a participant’s payroll deductions may not exceed $30,000 in any calendar year. Such contributions are used to purchase Common Shares at the end of each offering period. Each offering period is six months in duration, commencing on October 1 and April 1 of each year. 52

Eligible employees may elect to increase or decrease payroll deductions for the current offering period not later than five business days following the first day of such offering period or may elect to withdraw from the ESPP at least 30 business days before the last trading day of an offering period, provided that individuals subject to a trading blackout may not enroll or withdraw from the ESPP or make changes to payroll deductions during a blackout period. Purchase Price: The purchase price for the Common Shares purchased under the ESPP is determined by the Board and will not be less than 85% of the closing price of the Common Shares on the TSX (for participants paid in Canadian dollars) or NYSE (for participants paid in U.S. dollars) on the last trading day of each offering period. As an alternative to permitting participants to purchase Common Shares at a discount, with the approval of the Board, the Company or any of its designated affiliates may provide a participant with cash contributions to purchase Common Shares in an amount not exceeding 15% of the participant’s accumulated payroll deductions during each offering period. Participation Limits: The number of Common Shares (i) issued to insiders of the Company within any one year period, and (ii) issuable to insiders of the Company, at any time, under the ESPP, or when combined with all of the Company’s security-based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 5% of the Company’s outstanding Common Shares may be issued to any one participant under the ESPP or any other security-based compensation arrangement. No more than 10% of the Company’s outstanding Common Shares may be issued under the ESPP or any other security-based compensation arrangement in any one year period. Shares Available: The total number of Common Shares available for issuance under the ESPP is 4,000,000, representing approximately 0.73% of the issued and outstanding Common Shares as of February 28, 2019. As of February 28, 2019, the number of Common Shares remaining available for future issuance under the ESPP was 2,515,204, representing approximately 0.46% of the then issued and outstanding Common Shares. Common Shares purchased under the ESPP may be issued from treasury or acquired on the open market. Restrictions on Transfer: The rights of a participant under the ESPP are not capable of being assigned, transferred, pledged or otherwise disposed of in any way by the participant (other than by will, the laws of descent and distribution or to a designated beneficiary upon death, as provided in the ESPP). Termination Entitlements: Upon termination of employment, a participant is no longer an eligible employee under the ESPP and the participant will be withdrawn from the ESPP. Upon withdrawal from the ESPP, all payroll deductions from the ESPP that have not been used to purchase Common Shares will be returned to the participant and all Common Shares held in the participant’s ESPP account must be withdrawn within 90 days of the participant’s withdrawal from the ESPP. Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to determine appropriate equitable adjustments, if any, to be made under the ESPP, including adjustments to the number of Common Shares which have been authorized for issuance under the ESPP, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP. The Board also reserves the right to amend, suspend or terminate the ESPP, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the ESPP without shareholder approval, except for the following amendments: • increasing the number of Common Shares reserved for issuance under the ESPP; • removing or exceeding the insider participation limits; • reducing the purchase price payable for Common Shares under the ESPP; • increasing the maximum amount of employer contributions permitted under the ESPP; • changing the amendment provisions of the ESPP; • extending eligibility to participate in the ESPP to non-employees; or 53

• other amendments that require shareholder approval under applicable law or stock exchange rules. Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) changes of a housekeeping nature, (ii) changes to the offering periods, (iii) changes to enrollment procedures, and (iv) changes to the entitlements upon termination of employment. On May 2, 2018, the ESPP was amended by the Board to change references to the Nasdaq Stock Market to the NYSE. Shareholder approval of such amendment was not required pursuant to the general amendment provisions of the ESPP. BlackBerry-Cylance Stock Plan Overview On February 21, 2019, the Company completed its acquisition of Cylance. In connection with the acquisition, the Company agreed to assume the unvested Cylance stock options and restricted stock units that were outstanding at closing under Cylance’s Amended and Restated 2012 Stock Plan (the “Cylance Awards”). The Company established the BlackBerry-Cylance Stock Plan (the “BlackBerry-Cylance Plan”) to give effect to the assumption of these incentives. The Company replaced each unvested Cylance stock option and restricted stock unit with a Company stock option (each, a “Replacement Option”) or restricted share unit (each, a “Replacement RSU”), as applicable, granted under the BlackBerry-Cylance Plan having the same material terms and conditions as the former Cylance Awards. The BlackBerry-Cylance Plan and the awards thereunder were not subject to approval by the Company’s shareholders under TSX rules, as the plan was adopted in connection with an acquisition, and the assumed incentives and their exercise price, as applicable, were adjusted in accordance with the per share consideration paid for Cylance by the Company. No other forms of equity incentive are contemplated by the BlackBerry-Cylance Plan. The total number of Common Shares available for grant, and issued or issuable under grants made to date, under the BlackBerry-Cylance Plan is 9,144,176 (consisting of 8,320,130 Common Shares in respect of Replacement Options and 824,046 Common Shares in respect of Replacement RSUs), representing approximately 1.67% of the Company’s issued and outstanding Common Shares as of February 28, 2019. No new awards may be granted under the BlackBerry-Cylance Plan after its effective date. Summary of Key Provisions The following is a summary of the principal provisions of the BlackBerry-Cylance Plan: Administration: The BlackBerry-Cylance Plan is administered by the Board, which delegates its authority to the CNG Committee or the Executive Chair of the Company, as contemplated by the BlackBerry-Cylance Plan. Participation: Participation in the BlackBerry-Cylance Plan is limited to former holders of the Cylance Awards. Participation in the BlackBerry-Cylance Plan is voluntary. Participation Limits: The number of the Company’s Common Shares (i) issued to insiders of the Company within any one year period, and (ii) issuable to insiders of the Company, at any time, under the BlackBerry-Cylance Plan, or when combined with all of the Company’s security based compensation arrangements, cannot exceed 10% of the Company’s total outstanding Common Shares, respectively. No more than 10% of the Company’s outstanding Common Shares may be issued under the BlackBerry-Cylance Plan or any other security-based compensation arrangement in any one-year period. Award Agreements: Awards are documented by written award agreements, which reflect the specific terms of a particular grant of Replacement Options or Replacement RSUs. The Board has the discretion to permit the exercise of awards on other terms as it may determine, provided that no award may be extended past the prescribed expiry date. 54

Shares Available and Share Counting: The maximum number of Common Shares authorized for issuance under the BlackBerry-Cylance Plan was 9,144,176 Common Shares; accordingly, the BlackBerry-Cylance Plan has been exhausted. No Common Shares underlying any Replacement Options or Replacement RSUs that are cancelled or forfeited will be available for future grants. Pricing: The number of Common Shares subject to Replacement Options and Replacement RSUs and the exercise price thereof, as applicable, was determined on the effective date of the BlackBerry-Cylance Plan as described above. Shareholder approval is required to: (a) reduce the exercise price of a Replacement Option after it is granted; (b) cancel a Replacement Option when the exercise price per share exceeds the then-current market value in exchange for cash or another award (other than in connection with a Change of Control (as defined below); or (c) take any other action that would be treated as a repricing under TSX or NYSE rules. Restrictions on Dividends: No dividends or dividend equivalents may be granted, and none are payable, in connection with a Replacement Option or a Replacement RSU. Restrictions on Transfer: Unless determined otherwise by the Board, awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution. Term and Expiry: Replacement Options have a term not to exceed ten years. The term and vesting conditions of Replacement Options and Replacement RSUs are based on the terms and conditions of the prior Cylance Awards and are reflected in an award agreement. If a Replacement Option would otherwise expire during a trading blackout period, the term of such Replacement Option shall automatically be extended until ten (10) business days after the end of the blackout period. Termination Entitlements: Upon termination of employment for reasons other than disability, all unvested Replacement Options are forfeited (subject to the provisions of any award agreement made at the discretion of the Board, and subject further to the Board’s discretion in the case of termination of employment due to disability). Replacement Options that are vested on the termination date may be exercised until the earlier of their stated expiry date and 90 days after the termination date. Replacement Options that are vested at the date of termination of employment due to disability may be exercised until the earlier of their stated expiry date and 12 months after the termination date. Upon the death of a participant, the vested Replacement Options may be exercised by the participant’s estate until the earlier of their stated expiry date and 12 months after the date of the participant’s death. All unvested Replacement RSUs are forfeited without consideration at the time a participant ceases to be a service provider, subject to the provisions of any award agreement made at the discretion of the Board. Change of Control: In the event of a Change of Control, the Board may in its discretion (i) provide for the assumption or substitution of, or adjustment to, an outstanding award by the successor corporation, (ii) terminate an outstanding award (whether or not fully vested) for a cash payment determined in accordance with the BlackBerry-Cylance Plan, (iii) provide for termination of an award on such terms and conditions as the Board deems appropriate, or (iv) accelerate the vesting or settlement of an outstanding award in whole or in part. The Board need not provide for identical treatment of each outstanding award. For purposes of the BlackBerry-Cylance Plan, a “Change of Control” is defined as of any of the following events: (a) an amalgamation, merger, consolidation, arrangement or other reorganization as a result of which the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the shares after completion of that transaction; 55

(b) any individual, entity or group of persons acting jointly or in concert, acquires or becomes the beneficial owner of, directly or indirectly, more than 50% of the Company’s Common Shares, or any other transaction of similar effect; (c) the Company sells or otherwise transfers all or substantially all of its assets (other than a disposition or transfer of assets to an affiliate of the Company as part of a reorganization), where the holders of the Company’s Common Shares immediately prior to the completion of that transaction hold less than a majority of the Common Shares of the acquiring person immediately after the completion of such transaction; or (d) as a result of or in connection with the contested election of directors, the nominees named for election in the Company’s most recent management information circular do not constitute a majority of the Board. Amendments: The Board has the authority, in the case of specified capital reorganizations affecting the Company, to amend or adjust outstanding awards including changes to adjust (i) the number of Common Shares that may be acquired on the exercise of outstanding awards, (ii) the exercise price of outstanding awards, or (iii) the number of Replacement RSUs credited to a participant, in order to preserve proportionately the rights and obligations of participants. The Board also reserves the right to amend, suspend or terminate the BlackBerry-Cylance Plan, in whole or in part, at any time, subject to applicable laws and requirements of any stock exchange or governmental or regulatory body (including any requirement for shareholder approval). The Board may make amendments to the BlackBerry-Cylance Plan or outstanding awards without shareholder approval, except for the following amendments: • increasing the number of Common Shares reserved for issuance under the BlackBerry-Cylance Plan or other plan limits; • reducing the exercise price of a Replacement Option (other than in connection with a capital reorganization) or any cancellation and reissuance of a Replacement Option; • extending the expiry date of a Replacement Option other than as contemplated by the BlackBerry-Cylance Plan; • permitting awards to be transferred other than upon death; or • other amendments that require shareholder approval under applicable law or stock exchange rules. Examples of amendments that the Board may make without shareholder approval include, without limitation, (i) housekeeping amendments, (ii) amendments to comply with tax laws, and (iii) amendments to accelerate vesting. Inducement Awards In connection with the Cylance acquisition, the Company made inducement award grants to Stuart McClure and Ryan Permeh, the co-founders and two executive officers of Cylance, who joined the Company as President and as Chief Scientific Officer, respectively, of its BlackBerry Cylance business unit. The inducement award grants consisted of an aggregate of 4,182,189 restricted share units (collectively, the “Inducement Awards”), of which Mr. McClure was granted 3,122,140 restricted share units and Mr. Permeh was granted 1,060,049 restricted share units. Each restricted share unit represents a right to receive one Common Share. The restricted share units will vest, subject to the achievement of certain performance objectives, on February 28, 2022. The Inducement Awards were not subject to approval by the Company’s shareholders under TSX rules, as the awards were made as inducements for Messrs. McClure and Permeh to become full-time employees, and less than 2% of the Company’s issued and outstanding Common Shares had been made issuable pursuant to other inducement arrangements during the 12 months preceding their joining the Company. 56

Company’s Policy on Granting Equity Awards The Board has adopted a policy on granting equity awards (the “Awards Policy”), which is summarized below. Under the Awards Policy, only the CNG Committee and the Executive Chair may grant equity awards pursuant to the authority delegated to each of them by the Board in accordance with the terms of the Equity Incentive Plan and the Awards Policy. There is no further delegation of the authority of the CNG Committee or the Executive Chair to grant equity awards to any other member of the Board or to any other officer or employee of the Company. Except as provided below, all equity award grants, including periodic grants, promotional grants and new hire grants, are made only on a quarterly basis during the two-week period beginning on the day immediately preceding the date on which the Company publicly releases its quarterly or annual earnings results (the “Grant Window”); provided that a Special Trading Blackout (as defined in the Company’s Insider Trading Policy) is not then in effect (and is not expected to be in effect when the Regular Trading Blackout (as defined in the Company’s Insider Trading Policy) terminates following the public release of the Company’s results). The award date shall be the later of (i) the second trading day following the day that the Company publicly releases its results, in order to permit the pricing of the award to reflect two full days of trading in the Common Shares following the release of its results, and (ii) the date during the Grant Window on which the CNG Committee or the Executive Chair approves the award grants, in each case unless a Special Trading Blackout is then in effect, in which event the award date shall be the second trading day following the day on which the Special Trading Blackout is terminated. Except as provided below, no grant may be made with any other award date, including for greater certainty, any earlier date. In accordance with the Equity Incentive Plan, the exercise price with respect to an option may not be less than the closing price of the Common Shares on the TSX or NYSE on the award date. If a Special Trading Blackout is in effect at the time the CNG Committee or Executive Chair would otherwise approve quarterly grants (or is expected to be in effect when the Regular Trading Blackout terminates following the release of the Company’s results), equity award grants may be made by the CNG Committee or the Executive Chair during the ten-day period beginning on the second trading day following the day on which the Special Trading Blackout is terminated. Under exceptional and limited circumstances, equity awards may be granted by the CNG Committee at any time other than during a trading blackout, so long as the grant is approved by the CNG Committee at a duly convened meeting of the CNG Committee held for that purpose. In connection with the hiring of a new employee pursuant to this exception, the award date will be the date the new employee commences employment with the Company, which is the date the individual is placed on the Company’s payroll at his or her full-time salary amount. No grant may be made with an award date prior to the date the CNG Committee approves the grant of the equity award. At least annually, the CNG Committee will approve ranges for the number of equity awards to be granted (or the aggregate dollar value of each such equity award) for periodic grants, promotional grants and new hire grants, which ranges will be used as a guideline by management in proposing grants of equity awards. On a quarterly basis (or as appropriate in the case of a proposed equity award grant pursuant to the “exceptional and limited circumstances” exception described above), management of the Company through the Equity Award Administrator will prepare a list of equity award grants (or a recommendation for a grant pursuant to the “exceptional and limited circumstances” exception described above) to be considered by the CNG Committee or by the Executive Chair (with respect to a list but not to a recommendation), which list (or recommendation) will include certain specified information. Notwithstanding any other provision of the Awards Policy, only the CNG Committee is authorized to (i) grant equity awards to the Executive Chair, or (ii) grant an equity award more than 10% above the applicable range previously approved by the CNG Committee and in effect from time to time, unless the value of such equity award has been determined in consultation with the Board. The list (or recommendation) prepared by management through the Equity Award Administrator will be reviewed by the Company's Chief Financial Officer before approval by the CNG Committee or Executive Chair. All grants will be made pursuant to a standard form of equity award agreement previously approved by the CNG Committee unless the CNG Committee or the Executive Chair determines otherwise. 57

Grants of equity awards to employees in France must also comply with additional requirements set forth in the Company’s Guidelines for Issuance of Options to Employees in France, as amended from time to time. CORPORATE GOVERNANCE PRACTICES The Company is subject to the requirements of the U.S. Sarbanes-Oxley Act of 2002 and comparable requirements under Canadian provincial securities legislation, and to the requirements of the NYSE and TSX, including those relating to the certification of financial and other information by the Company’s Chief Executive Officer and Chief Financial Officer; oversight of the Company’s external auditors; enhanced independence criteria for audit committee members; the pre-approval of permissible non-audit services to be performed by the Company’s external auditors; and the establishment of procedures for the anonymous submission of employee’s complaints regarding the Company’s accounting practices (commonly known as whistle-blower procedures). The Company’s corporate governance practices do not differ in significant ways from those followed by U.S. domestic companies under NYSE listing standards. Set out below is a description of the corporate governance practices of the Company, including a description of the Company’s committees, and disclosure as required pursuant to National Instrument 58-101 – Disclosure of Corporate Governance Practices. 1. Board of Directors Independence National Policy 58-201 – Corporate Governance Guidelines of the Canadian Securities Administrators recommends that boards of directors of reporting issuers be composed of a majority of independent directors. A director is considered independent only where the board determines that the director has no material relationship with the Company. Director independence of each of the current directors is determined by the Board with reference to the requirements as set forth by Canadian securities regulators in National Instrument 52-110 – Audit Committees, the rules of the NYSE and SEC rules and regulations (collectively, the “Rules and Regulations”). A majority of the current Board members, all of whom are nominees for election as directors at the Meeting, are independent directors within the meaning of the Rules and Regulations: Messrs. Daniels, Dattels, Lynch, Watsa and Wouters, Dr. Smaldone Alsup and Ms. Stymiest. Mr. Chen, who is also a nominee for election as a director at the Meeting, does not qualify as an independent director since he is currently the Executive Chair and Chief Executive Officer of the Company. The chairs of both of the committees of the Board, namely the CNG Committee and the Audit and Risk Management Committee, are currently independent directors within the meaning of the respective Rules and Regulations applicable to each committee. The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The independent directors met regularly without non-independent directors and members of management present during Fiscal 2019 via in-camera sessions at each regularly scheduled quarterly meeting of the Board, as well as at one additional Board meeting. The independent directors of the Audit and Risk Management Committee and the CNG Committee also met in-camera at each regularly scheduled quarterly meeting of each respective committee. In addition, because the Executive Chair of the Board, Mr. Chen, is not an independent director, the Company has an independent Lead Director of the Board, Mr. Watsa, who is responsible for facilitating the effective functioning of the Board independently of management of the Company and for providing independent leadership to the Board. Finally, if a Board member has a material interest in a transaction being reviewed by the Board, such Board member is asked to abstain from discussions and approvals relating to such transaction. Attendance The attendance record of each director for all Board and standing committee meetings held since the beginning of the Company’s most recently completed financial year is set forth under each director’s biography under “Business to be Transacted at the Meeting – Election of Directors”. 58

Board members are expected, to the best of their abilities, to attend all Board meetings and meetings of committees on which they serve. In Fiscal 2019, all of the current members of the Board attended 80% or more of the total meetings of the Board and their respective committees. Other Director Commitments All current directorships with other public entities for each of the Board members, as well as directorships held in the past five years, are set forth under “Business to be Transacted at the Meeting – Election of Directors.” Mr. Watsa serves as a director of three public companies other than the Company, all of which are part of a related group of companies. Since the commencement of his second term of service as a director of the Company in November 2013, Mr. Watsa has attended 100% of the meetings of the Board and the committees on which he has served. Mr. Watsa is the Chairman and Chief Executive Officer of Fairfax, which is, together with certain of its wholly-owned or controlled subsidiaries, the largest beneficial shareholder of the Company on an as-converted basis. Mandate The Board is ultimately responsible for supervising the management of the business and affairs of the Company and, in doing so, is required to act in the best interests of the Company. The Board discharges its responsibility directly and, in part, through the Audit and Risk Management Committee and the CNG Committee. The Board operates pursuant to a written mandate, which was updated in March 2014 to reflect the appointment of a Lead Director and to define the role of the Lead Director in providing independent leadership to the Board. The current Board mandate is set out in Schedule B to this Management Information Circular. The Board meets regularly to review the business operations and financial results of the Company. Meetings of the Board include regular meetings with management to review and discuss specific aspects of the operations of the Company, and the independent directors of the Company meet regularly without management or management directors present. Specific responsibilities of the Board include: 1) promoting a culture of integrity throughout the organization; 2) overseeing and approving the Company’s strategic initiatives and the implementation of such initiatives; 3) overseeing the risk identification, assessment, management, monitoring and reporting activities of management to ensure the effective implementation of the Corporation’s risk management framework; 4) overseeing the Company’s compliance activities, including in the areas of legal/regulatory compliance and corporate policies within the purview of the Board; 5) reviewing the Company’s organizational structure and succession planning; 6) at any time that the Board Chair is an officer or employee of the Company, monitoring the executive performance of the Board Chair and approving his or her compensation; 7) monitoring the Chief Executive Officer’s performance (including his or her monitoring of other executive management), approving his or her compensation and reviewing the Company’s overall compensation policy for executive managers; 8) adopting and monitoring a disclosure policy for the Company; 9) monitoring the integrity of internal control and management information systems; and 10) developing the Company’s approach to corporate governance. The Board mandate also sets out other responsibilities of the Executive Chair and the Lead Director. In May 2014, the Board adopted a written position description for the Chief Executive Officer. The Board is ultimately responsible for overseeing the Company’s risk identification, assessment, management, monitoring and reporting activities. The Board receives regular reports from the Chief Risk Officer, sets the Company’s risk appetite and oversees the risk management activities undertaken by the Audit and Risk Management Committee and the CNG Committee. Since June 2015, the Chief Information Officer has provided regular updates to the Board on the advancing maturity of the Company’s cybersecurity program, including reports on threat monitoring, penetration testing, vulnerability remediation, encryption efforts and compliance activities. The updates also include reports on the Company’s third-party cybersecurity accreditations and certifications, and on the advancement of the Company’s security posture as scored using the U.S. National Institute of Standards and Technology (NIST) Cyber 59

Security Framework. Other information related to the oversight on risk management provided by the Board can be found under the heading “Enterprise Risk Management – Risk Governance and Oversight” in the Company’s Fiscal 2019 annual information form (“AIF”), which can be accessed at www.sedar.com, and which is included in the Company’s Annual Report on Form 40-F, which can be accessed at www.sec.gov. The Board oversees succession planning activities that are primarily focused on the Executive Officers of the Company and addresses, among other things, position descriptions, potential internal successors and the state of readiness of such successors. The succession plan also reviews executive turnover and open or pending executive requisitions. The Board, including its CNG Committee, periodically reviews and monitors the succession plan. The plan is updated as deemed appropriate. Term Limits The Company has not adopted term limits for its directors or other mechanisms of Board renewal, in part because Board renewal has not been a challenge for the Company in recent years. The average tenure of the current directors is approximately 72 months, or six years. In addition, the Board believes that the Company’s director nomination and voting process will only produce directors who are able to make a meaningful contribution. Orientation and Continuing Education All new directors of the Company receive a comprehensive orientation. The orientation includes: meeting the Chair of the CNG Committee, the Chair of the Board and other independent directors as part of the selection process; receiving briefing materials relating to the Company’s operations and the operations of the Board and its committees, including the Company’s Business Standards and Principles, Board mandate and committee charters; advice from the Company’s legal counsel on their legal duties, corporate and securities obligations and the Company’s corporate governance procedures and policies; and meeting with Executive Officers as appropriate in order to understand the Company’s products, operations and key functions. The orientation process will be reviewed from time to time in connection with new appointments to the Board. Orientation also occurs as part of the regular business of the Board and its committees. A Board dinner also typically occurs on the evening preceding each quarterly Board meeting and provides the Board an opportunity to discuss the Company’s business privately (or with management invitees) in a more informal setting. The CNG Committee’s charter formally sets out the role of the committee, including responsibility for the development and review of director orientation and continuing education programs. Education occurs as part of the regular business of the Board and its committees. See “Corporate Governance Practices – 3. CNG Committee – Nomination and Assessment of Directors” in this Management Information Circular for further information. In addition, the Board mandate requires that: (i) individual directors seek to participate in at least one director education program every twenty-four (24) months to remain current in, or expand upon, areas relevant to the duties of the Board and (ii) the frequency of director education should be reviewed from time to time to address changing standards in good corporate governance relating to continuing director education. In Fiscal 2019, members of the Board or its committees received briefings on various topics, including cybersecurity, diversity, in-depth reviews of the industry and markets in which the Company operates, U.S. and Canadian securities law developments, and topics addressed in quarterly materials from Ernst & Young LLP, including the Company’s implementation of new accounting standards. 2. Audit and Risk Management Committee The Audit and Risk Management Committee is comprised of Barbara Stymiest (Chair), Laurie Smaldone Alsup and Wayne Wouters, all of whom are independent within the meaning of NYSE and TSX rules and applicable Canadian securities laws. Timothy Dattels resigned from the Audit and Risk Management Committee at the end of Fiscal 2019 for personal reasons and there are no disagreements between the Company and Mr. Dattels relating to his more than five years of service on the Audit and Risk Management Committee. 60

The Audit and Risk Management Committee met four times during Fiscal 2019 to review the interim and annual consolidated financial statements, notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) and to make other recommendations to the Board. The Audit and Risk Management Committee has full and unrestricted access to the Company’s internal finance department to review issues as appropriate and meets independently with the external auditors of the Company on a regular basis. The Company’s internal audit function also functionally reports directly to the Audit and Risk Management Committee and administratively to the Chief Risk Officer. The Audit and Risk Management Committee also makes recommendations as to the implementation and operation of internal accounting controls and financial reporting practices and procedures. Pursuant to its charter, the Audit and Risk Management Committee provides assistance to the Board with respect to the oversight of enterprise risk management, including risk compliance, the internal audit function, and the controls, processes and policies used by management to effectively manage the Company’s risks. The Chief Risk Officer provides regular reporting to the Board and the Audit and Risk Management Committee. Other information related to the oversight on risk management provided by the Audit and Risk Management Committee can be found under the heading “Enterprise Risk Management – Risk Governance and Oversight” in the Company’s Fiscal 2019 AIF. The Board-approved charter of the Audit and Risk Management Committee is available on the Company’s website at us.blackberry.com/company/investors/corporate-governance.html and is appended to the Company’s Fiscal 2019 AIF. The Board has developed a written mandate for the chair of the Audit and Risk Management Committee, as set out in such committee’s charter. Other information related to the composition of the Audit and Risk Management Committee can also be found under the heading “Audit and Risk Management Committee” in the Company’s Fiscal 2019 AIF. 3. CNG Committee The CNG Committee is comprised of V. Prem Watsa (Chair), Mike Daniels, Richard Lynch and Barbara Stymiest, all of whom are independent within the meaning of NYSE and TSX rules and applicable Canadian securities laws. The charter of the CNG Committee is approved by the Board and is available on the Company’s website at us.blackberry.com/company/investors/corporate-governance.html. The Board has developed a written mandate for the chair of the CNG Committee, as set out in such committee’s charter. The CNG Committee met four times during Fiscal 2019, and meets without management present at each of its quarterly meetings. Mr. Watsa has served as Chair of the CNG Committee since November 2013. None of the members of the CNG Committee has ever been an officer or employee of the Company or any of its subsidiaries or indebted to the Company. No executive officer of the Company has served on the board of directors or the compensation committee of any other entity that has had any executive officers of such entity serve as a member the Board or the CNG Committee. The Board believes that the members of the CNG Committee are qualified to fulfill the duties of the CNG Committee due to their experience and direct involvement in executive compensation decision making as outlined in the below chart, which references all current members of the CNG Committee. The members of the CNG Committee have an understanding of executive compensation decision making, including the underlying policies and principles and relevant market practices, as a result of their experience as senior executives at significant companies, including in many cases having ultimate responsibility for human resources and compensation. This understanding has also been garnered through their service on the CNG Committee of the Company and the compensation/pension committees at other public companies. Ms. Stymiest also has extensive experience serving on the Company’s Audit and Risk Management Committee or the audit committees of other public companies, which experience is relevant to the CNG Committee’s risk management responsibilities in respect of the Company’s compensation policies and practices. Member Experience V. Prem Watsa (Chair) • Current Chairman and Chief Executive Officer of Fairfax • Current Vice President of Hamblin Watsa Investment Counsel • Current Chairman of Fairfax India Holdings Corporation • Current Chairman of Fairfax Africa Holdings Corporation 61

Member Experience Mike Daniels • Current Chair of the Compensation Committee of Mercury Systems, Inc. • Member of CACI International Inc.’s Compensation Committee and Corporate Governance and Nominating Committee • Former Chairman of the board of GlobalLogic Inc. • Former Chairman of the board of Invincea, Inc. • Former Chairman of the board and CEO of Mobile 365, Inc. • Former Chairman of the board and CEO of Network Solutions, Inc. • Former director of Sybase Inc. Richard Lynch • Former Executive Vice-President and Chief Technology Officer of Verizon Communications • Current Chairman of the board and member of the Nominating and Corporate Governance Committee of Ribbon Communications • Former Chair of the Nominating and Corporate Governance Committee and Member of the Compensation Committee of Ruckus Wireless Inc. • Former Chairman of the board and a former member of the Executive Committee and the Nomination and Corporate Governance Committee of TranSwitch Barbara Stymiest • Former member of the Group Executive and former Group Head of Strategy, Treasury & Corporate Services at the Royal Bank of Canada for approximately seven years • Former Chief Executive Officer of the TMX Group Inc. • Former Executive Vice President and Chief Financial Officer at BMO Capital Markets • Current Chair of the Audit Committee and member of the Pension Committee and the Governance, Human Resource, Nominating and Compensation Committee of the board of directors of George Weston Limited • Current Chair of Risk and Conduct Review Committee and member of the Audit Committee of Sun Life Financial • Former member of Human Resources Committee of Sun Life Financial Compensation Matters In relation to its duties and responsibilities concerning compensation matters pursuant to its charter, the CNG Committee is primarily responsible for administering the Company’s equity-based compensation plans and reviewing, and in certain circumstances, approving and recommending for approval, the compensation packages for the Executive Officers. The CNG Committee meets regularly each year for the purpose of reviewing the overall compensation policy for Executive Officers, as well as relevant competitive compensation data and practices. At least annually, (i) the CNG Committee shall make recommendations on Executive Chair compensation to the entire Board for its consideration and approval; (ii) the Executive Chair or the CNG Committee (in conjunction with the Executive Chair, if the Chief Executive Officer is not also the Executive Chair) shall make recommendations on Chief Executive Officer compensation to the entire Board for its consideration and approval; and (iii) the Executive Chair or the CNG Committee (in conjunction with the Executive Chair) shall review and approve the compensation packages for the direct reports to the Chief Executive Officer. The CNG Committee also evaluates the performance of the Executive Chair, and the Executive Chair or the CNG Committee shall evaluate the performance of the Chief Executive Officer (if the Chief Executive Officer is not also the Executive Chair) each year using both financial and non-financial measurements. Recommendations made by the CNG Committee on the Executive Chair’s compensation are reviewed and discussed by the independent members of the Board before final approval. 62

The CNG Committee has sole authority to retain independent compensation consultants to provide the committee with advice on the Company’s compensation practices as necessary or desirable. It also has the authority to approve the fees payable to any independent compensation advisor that it retains. Decisions made by the CNG Committee generally reflect factors and considerations in addition to any information and advice provided to it by any independent compensation consultant. Independent Compensation Consultant The CNG Committee did not engage an independent compensation consultant in Fiscal 2019. Nomination and Assessment of Directors The CNG Committee is also responsible for: (i) the selection and recommendation for appointment to the Board of qualified, effective directors, (ii) the review of individual directors’ qualifications and (iii) orientation and education of new directors. The CNG Committee has the responsibility for nominating new directors. Potential nominees have in the past been identified by the CNG Committee through independent recruiting firms or by individual referrals. The selection criteria include: • the specific skill set and experience required on the Board at a given time, taking into account the skill sets of the other Board members, including high technology, telecommunications, marketing and worldwide operational experience; • personal characteristics, including integrity and high ethical standards; and • other considerations. In March 2015, the Board adopted a written Board diversity policy (the “Board Diversity Policy”) pursuant to which the Company will strive for a diverse Board and will take into account the benefits of diversity as part of its mandate to ensure an appropriate balance of necessary skills, background, experience and knowledge on the Board. See “Corporate Governance Practices – 4. Diversity” in this Management Information Circular for further details. The CNG Committee is responsible for monitoring the effectiveness of the relationship between management and the Board, the effectiveness of the operation of the Board, Board committees and individual directors, and for recommending improvements to each of the above. On an annual basis, the CNG Committee administers a Board effectiveness questionnaire and a director self-evaluation form through which each director assesses the operation and performance of the Board, its committees and the committee chairs, as well as his or her own contributions as a member of the Board. The completed questionnaires and forms are reviewed by the CNG Committee Chair, who subsequently discusses with each director their respective questionnaires and reports to the Executive Chair and to the Board on the results of the evaluation process. 4. Diversity The Board recognizes the value and importance of the Board being comprised of highly talented and experienced individuals whose diverse backgrounds reflect the Company’s stakeholders, including its customers and employees and the ever-changing communities and markets in which the Corporation operates. In accordance with the Board Diversity Policy, the Company will strive for a diverse Board and the CNG Committee and Executive Chair will take into account the benefits of diversity as part of its mandate to ensure an appropriate balance of necessary skills, background, experience and knowledge on the Board. When identifying candidates to recommend for appointment or election to the Board, the CNG Committee and Executive Chair will: • consider only individuals who are highly qualified, based on their experience, functional expertise, skills and character; and 63

• take into account criteria that promote diversity, including gender, race, religion, ethnicity, sexual orientation, physical ability, geographic representation, age, and other personal characteristics as the Board may determine from time to time. The Board Diversity Policy provides that the CNG Committee is responsible for implementing the policy and monitoring progress towards the achievement of its objectives. The CNG Committee will also review the Board Diversity Policy from time to time and may recommend changes to the policy or additional objectives, as appropriate. The Company is mindful of the benefits of striving for a diverse Board, which include accessing a broader pool of high-quality candidates, gaining exposure to a greater variety of perspectives and ideas, promoting better corporate governance and maximizing opportunities for innovation in conducting the Company’s business. Consideration of the level of representation of women on the Board is one factor among many that plays a role in the CNG Committee’s and Executive Chair’s decision-making process. The Company is committed to diversity in the workplace and considers a multitude of factors when making executive officer appointments, including, primarily, the available talent in the industry, as well as the level of representation of women. The Company has not adopted targets regarding women on the Board or in executive officer positions. The Board believes that the combination of qualities desirable in the Company’s directors and executive officers severely restricts the availability of suitable individuals, and therefore targets have not been adopted. Currently, the Company has one woman Executive Officer, representing 13% of the total number of Executive Officers and two of the Board’s eight members (and two of the nominees for election to the Board at the Meeting), or 25%, are women. 5. Majority Vote Policy In March 2011, the Board adopted a Majority Vote Policy and, in December 2014, the Board approved technical amendments to the policy to conform to new provisions of the TSX Company Manual regarding majority voting. The Majority Vote Policy only applies to an “uncontested election” of Board nominees which for the purposes of the policy means an election where the number of nominees for members of the Board is equal to the number of members to be elected. If, with respect to any Board nominee, the number of votes withheld exceeds the number of votes in favour of the nominee, then such nominee must promptly submit to the Board his or her resignation specifying that the resignation is to take effect at the time of its acceptance by the Board. The Company will disclose voting results as part of its report on voting results for the meeting. Following the receipt of a resignation pursuant to the policy, the Board must determine as soon as possible and in any event no later than ninety days following receipt of the resignation, whether to accept or refuse the resignation. With the exception of special or extenuating circumstances that would warrant the continued service of the applicable director, the Board shall accept the resignation. In considering whether to accept or refuse the resignation, the Board will consider all factors deemed relevant by members of the Board including, without limitation, any reasons stated by shareholders for withholding votes from the election of the nominee. Any nominee who tenders his or her resignation pursuant to the policy may not participate in the deliberations of the Board or any of its committees regarding his or her resignation. The Board will publish its decision regarding the resignation as soon as possible and if it refuses the resignation, it will provide the reasons for its decision. 6. Ethical Business Conduct and Code of Business Standards and Principles The Company maintains and follows a written code of business standards and principles (the “Code”) that applies to, and is acknowledged annually by, all of the directors, officers and employees of the Company. The Code is a statement of principles designed to promote a culture of integrity and to help ensure that the Company operates its business in an ethical and legally-compliant manner. The Code incorporates by reference a number of policies and guidelines, including the Company’s Prevention of Improper Payments Policy and Insider Trading Policy, that provide guidance to employees concerning business choices, decisions and behaviours. The Code expressly provides that acknowledgment of the Code is a condition of employment, as is completion of all assigned training related to the Code and related policies and guidelines. 64

The Board, through the Audit and Risk Management Committee, receives reports on compliance with the Code, including regarding the Company’s annual program to have employees acknowledge that they have read, understand and will comply with the Code. The Company maintains a whistleblower program and makes whistleblower reporting available to employees and external parties via a web and telephone hotline-based system supplied and operated by a third party that specializes in such reporting systems. The system allows individuals to make whistleblower reports, including anonymously, to the Company or directly to the Chair of the Audit and Risk Management Committee via the BlackBerry EthicsLink system and enables the Company or the Chair of the Audit and Risk Management Committee, as appropriate, to follow up directly with the reporter while maintaining his or her anonymity. Employees have been advised of the whistleblower program as part of the Company’s annual Code acknowledgement program. Management reports on the status of whistleblower reports to the Audit and Risk Management Committee at its quarterly meetings. The Company has not filed any material change report since the beginning of Fiscal 2019 that pertains to any conduct of a director or executive officer that constitutes a departure from the Code. In addition, the Board is responsible for overseeing, directly and through its committees, an appropriate compliance program for the Company. The Company’s Risk Management and Compliance Council (the “RMCC”), a council of internal senior leaders which supports the Company’s enterprise risk management activities, and the Company’s Security Risk and Compliance Committee oversee and assist management in maintaining the Company’s compliance program and policies. The RMCC reports to the Chief Executive Officer and meets at least quarterly with the Chief Risk Officer serving as the Chair. The Chair of the RMCC also makes a report to the Audit and Risk Management Committee, at least quarterly, on its activities. Randall Cook, the Company’s Chief Legal Officer and Corporate Secretary, serves as the Chief Compliance Officer and Chief Risk Officer of the Company. The Code is available on the Company’s website at us.blackberry.com/company/investors/corporate-governance.html, or upon request to the Corporate Secretary of the Company at its executive office, 2200 University Avenue East, Waterloo, Ontario, N2K 0A7. 7. Advisory Vote on Executive Compensation In March 2012 the Board adopted the advisory vote policy set out in Schedule A to this Management Information Circular (the “Say on Pay Policy”). The Say on Pay Policy is consistent with the model say on pay policy of the Canadian Coalition for Good Governance and establishes a framework for the Company to conduct an annual non- binding advisory vote by common shareholders. Consistent with the Say on Pay Policy, the annual vote is an advisory vote only and is not binding on the Board which remains responsible for its compensation decisions and is not relieved of these responsibilities irrespective of the results of the vote. However, the Board will take the results of the vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on compensation and related matters. The Company will also disclose the results of this vote as part of its report on voting results for this Meeting. The details of how a negative advisory vote will be addressed are set out in the Say on Pay Policy. 8. Shareholder Engagement The Company is committed to active engagement with investors and other interested parties to address shareholder- related concerns and provide public information about the Company. Shareholders may provide feedback to the Company through a number of avenues, including by e-mail to Investor_relations@blackberry.com and at events such as the annual shareholders’ meeting and quarterly earnings conference calls. The Chief Financial Officer and Vice President of Investor Relations also meet regularly with investment analysts and institutional investors in Canada, the United States and internationally. 65

ADDITIONAL INFORMATION Copies of the following documents are available upon written request to the Corporate Secretary of the Company at 2200 University Avenue East, Waterloo, Ontario, N2K 0A7: (i) the Annual Report on Form 40-F containing the audited consolidated financial statements for Fiscal 2019 together with the accompanying Auditor’s Report; (ii) the Fiscal 2019 annual MD&A; (iii) the Fiscal 2019 AIF; and (iv) this Management Information Circular. Additional information relating to the Company can be found on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Financial information of the Company is provided in the Company’s audited consolidated financial statements and MD&A for the Company’s most recently completed financial year. APPROVAL The undersigned hereby certifies that the contents and the distribution of this Management Information Circular have been approved by the Board on May 3, 2019. A copy of this Management Information Circular has been sent to each director of the Company, each shareholder entitled to notice of the Meeting and to the auditors of the Company. DATED at Waterloo, Ontario, the 6th day of May, 2019. BY ORDER OF THE BOARD (signed) John Chen, Executive Chair 66

SCHEDULE A SAY ON PAY POLICY ‘Say on Pay’ Advisory Vote The Board (the “Board”) of BlackBerry Limited (the “Company”) believes that the Company’s shareholders should have the opportunity to understand the objectives, strategy and philosophy that the Board has used in its approach to executive compensation decisions and to have an advisory vote on the Board’s approach to executive compensation. Purpose of the ‘Say on Pay’ Advisory Vote The purpose of the ‘Say on Pay’ advisory vote is to provide appropriate accountability to the shareholders of the Company for the Board’s compensation decisions by giving shareholders a formal opportunity to provide their views on the Board’s approach to executive compensation. While shareholders will provide their collective advisory vote, the Board remains fully responsible for its compensation decisions and is not relieved of these responsibilities by a positive advisory vote by shareholders. Form of Resolution The management information circular distributed in advance of each annual meeting of shareholders will ask shareholders to consider an annual non-binding advisory resolution substantially in the following form: Resolved, on an advisory basis and not to diminish the role and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the Company’s information circular delivered in advance of the [insert year] annual meeting of shareholders. Approval of the above resolution will require an affirmative vote of a majority of the votes cast at the annual meeting of shareholders. Results of the ‘Say on Pay’ Advisory Vote As this is an advisory vote, the results will not be binding upon the Board. However, the Board will take the results of the vote into account, as appropriate, when considering future compensation policies, procedures and decisions and in determining whether there is a need to significantly increase their engagement with shareholders on compensation and related matters. The Company will disclose the results of the shareholder advisory vote as a part of its report on voting results for the meeting. In the event that a significant number of shareholders cast votes against the resolution, the Board will consult with its shareholders, particularly those who are known by the Company to have voted against it, in order to understand their concerns. The Board will also review its approach to executive compensation in the context of those concerns. Shareholders who have voted against the resolution will also be encouraged to contact the Board to discuss their specific concerns. In the event a majority of the votes cast on the resolution are positive, but holders of a significant number of shares in the Company have voted negatively, the Board may nonetheless, at its discretion, undertake the above engagement process. The Board will disclose to shareholders as soon as is practicable, ideally within six months of the vote, and no later than in the management information circular for its next annual meeting, a summary of the significant comments relating to compensation received from shareholders in the above engagement process and an explanation of the changes to the Company’s approach to executive compensation made or to be made by the Board or why no changes will be made. The Board recognizes that ‘Say on Pay’ is an evolving area in Canada and globally, and will review this Policy annually with a view to assessing its effectiveness relative to its objectives. A-1

SCHEDULE B MANDATE OF THE BOARD OF DIRECTORS OF BLACKBERRY LIMITED The Board of Directors (the “Board”) of BlackBerry Limited (the “Corporation”) is responsible for supervising the management of the Corporation’s business and affairs. The Board makes major policy decisions, delegates to management the authority and responsibility for the day-to-day affairs of the Corporation and reviews management’s performance and effectiveness on an ongoing basis. From time to time, the Board may delegate certain duties and responsibilities to committees comprised of its member directors (“Directors”). The Board has formed two standing committees, an Audit & Risk Management Committee and a Compensation, Nomination & Governance Committee, to perform certain delegated duties and responsibilities in accordance with their respective charters. From time to time, the Board may also establish special committees to review and make recommendations on specific matters. Any delegation to a standing or special committee does not relieve the Board of its overall responsibilities. The Board may engage the services of independent advisors to assist the Board in fulfilling its duties and responsibilities. Committees of the Board also may engage the services of independent advisors in accordance with their respective charters. Meetings of the Board will be held at least quarterly and as otherwise required. 1. RESPONSIBILITIES OF THE BOARD In its supervision and management of the Corporation’s business and affairs, the Board has the following responsibilities: 1) promoting a culture of integrity throughout the organization; 2) overseeing and approving the Corporation’s strategic initiatives and the implementation of such initiatives; 3) overseeing the risk identification, assessment, management, monitoring and reporting activities of management to ensure the effective implementation of the Corporation’s risk management framework; 4) overseeing the Corporation’s compliance activities, including in the areas of legal/regulatory compliance and corporate policies within the purview of the Board; 5) reviewing the Corporation’s organizational structure and succession planning; 6) at any time that the Board Chair is an officer or employee of the Corporation, monitoring the executive performance of the Board Chair and approving his or her compensation; 7) monitoring the Chief Executive Officer’s performance (including his or her monitoring of other executive management), approving his or her compensation and reviewing the Corporation’s overall compensation policy for executive managers; 8) adopting and monitoring a disclosure policy for the Corporation; 9) monitoring the integrity of internal control and management information systems; and 10) developing the Corporation’s approach to corporate governance. 2. BOARD CHAIR AND RESPONSIBILITIES The Directors will elect one of the Directors to be the Board Chair. The Chair will facilitate the effective functioning of the Board and will provide leadership to the Board. The responsibilities of the Chair will include, among other things, the following: 1) Assume primary responsibility for the effective operation of the Board; 2) Act as liaison between the Board and the Chief Executive Officer and facilitate the proper flow of information to the Board from management; 3) In consultation with the Chief Executive Officer, take appropriate steps to foster an effective relationship between executive management personnel and the Board; 4) Lead the Board in monitoring and influencing strategic management; 5) Ensure that the responsibilities of the Board are well understood by both the Board and management; B-1

6) Together with the other members of the Board, develop and maintain appropriate processes for the evaluation of the Chief Executive Officer and other executive management; 7) Lead and oversee compliance with the governance policies of the Board; 8) Together with the other members of the Board, develop and maintain procedures to regularly assess the effectiveness of the Board, its committees and individual Directors; 9) Consult with the Board, the Lead Director (if any), the Chief Executive Officer and the Corporate Secretary to set Board agendas that are based on the responsibilities of the Board and reflect current priorities and require that materials and any information sent to the Board are appropriate and timely; 10) Convene and chair meetings of the Board in a manner that facilitates debate and encourages Director participation; 11) Attend committee meetings as appropriate; 12) Communicate with Directors between meetings as appropriate; 13) Be available for consultation and direct communication with shareholders and other stakeholders, as considered appropriate; 14) Chair annual and special meetings of the shareholders of the Corporation; and 15) Perform such other duties and responsibilities as may be determined by the Board from time to time. In the event of a temporary absence of the Chair, the Lead Director or, in the absence of a Lead Director, another Director chosen by the Directors will perform the responsibilities of the Chair. 3. LEAD DIRECTOR AND RESPONSIBILITIES At any time that the Corporation has a Chair who is not “independent” within the meaning of applicable securities laws and stock exchange rules, the independent Directors will elect one of the independent Directors to be the Lead Director with the intent that the Lead Director will provide independent leadership to the Board. The responsibilities of the Lead Director will include, among other things, the following: 1) Assume primary responsibility for the independence of the Board from management, and ensure that the boundaries between the Board and management are clearly understood and respected; 2) Convene and chair sessions of the Board, including at each quarterly scheduled meeting, consisting exclusively of independent directors in a manner that facilitates debate and encourages Director participation, and consult with the Chair on any matters arising out of such sessions; 3) Communicate with independent Directors and the Chief Executive Officer between meetings as appropriate, including with respect to Board agendas; 4) In consultation with the Compensation, Nominating and Governance Committee and the independent Directors, develop and review the Chair’s position description and the position description of the Chief Executive Officer and lead the Board’s review and discussion of their performance; and 5) Ensure that the Board has sufficient resources to conduct its business independently in accordance with the principles set out in this Mandate and applicable law. In the event of a temporary absence of the Lead Director, one of the other independent Directors, as determined by a majority of the independent Directors, will perform the responsibilities of the Lead Director. 4. INDIVIDUAL MEMBER RESPONSIBILITIES In order to facilitate the Board fulfilling its role, each Director of the Board will: 1) Time and Attention: Attend, to the best of their ability, all Board and committee meetings, review materials in advance of those meetings and take an active part in Board discussions. 2) Best Practices: Strive to perform his or her duties in keeping with current and emerging corporate governance practices for directors of publicly traded corporations and the policies of the Corporation. 3) Continuing Education: Seek to participate in at least one director education program every twenty-four (24) months to remain current in, or expand upon, areas relevant to the duties of a Director. The frequency of Director education should be reviewed from time to time to address changing standards in good corporate governance relating to continuing director education. B-2

4) Change of Employment Notification: Promptly notify the Board of any change in the Director’s employer or employment status to ensure that the impact on the Board, if any, and its ability to fulfill its role, can be evaluated by the Board. 5) Limit on Board Service: Without the prior consideration and approval of the Board, refrain from serving concurrently on more than four public company boards of directors or, in the case of any Director who is an executive officer of a public company, more than two public company boards of directors other than the board of the public company of which the Director is an executive officer. 6) Conflicts of Interest: Advise the Board of any conflicts, or potential conflicts, of interest in accordance with the Corporation’s Code of Business Standards and Principles. 5. CONTACTING THE BOARD Members of the Board can be contacted through the Corporate Secretary of the Corporation who may be contacted through the Corporation’s head office at: 2200 University Avenue East Waterloo, Ontario Canada N2K 0A7 Tel: (519) 888-7465 6. ANNUAL REVIEW OF BOARD MANDATE This Mandate of the Board will be reviewed annually and updated as the Board deems appropriate. B-3